Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
SUPERMEDIA INC., et al.,(1))		Case No. 13-10545 (KG)
)
Debtors.	)	Jointly Administered
)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE, 11 U.S.C. §§ 1125, 1126.  THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

CLEARY GOTTLIEB STEEN & HAMILTON LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Sean A. O’Neal	Pauline K. Morgan
One Liberty Plaza New York, New York 10006	Rodney Square 1000 North King Street
Telephone: (212) 225-2000 Facsimile: (212) 225-3999	Wilmington, Delaware 19801 Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Co-Counsel to the Debtors and Debtors in Possession

Dated:  April 24, 2013

(1)         The Debtors, together with the last four digits of each of the Debtors’ federal tax identification number, are: SuperMedia Inc. (5175), SuperMedia LLC (6092), SuperMedia Services Inc. (2834) and SuperMedia Sales Inc. (4411). For the purpose of these chapter 11 cases, the service address for the Debtors is:  2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas, 75261.

i

6.5	Setoffs	23
6.6	Allocation Between Principal and Accrued Interest	23

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		23
7.1	Disputed Claims Process	23
7.2	Prosecution of Objections to Claims and Interests	24
7.3	No Interest	24
7.4	Disallowance of Claims and Interests	24

ARTICLE VIII EFFECT OF CONFIRMATION OF THE PLAN		24
8.1	Discharge of Claims and Termination of Interests	24
8.2	Releases by the Debtors	24
8.3	Releases by Holders of Claims and Interests	25
8.4	Exculpation	26
8.5	Injunction	26
8.6	Protection Against Discriminatory Treatment	26
8.7	Indemnification	27
8.8	Recoupment	27
8.9	Release of Liens	27
8.10	Reimbursement or Contribution	27

ARTICLE IX CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		27
9.1	Conditions Precedent to the Effective Date. It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2:	27
9.2	Waiver of Conditions Precedent	28
9.3	Effect of Non-Occurrence of Conditions to Consummation	28

ARTICLE X MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		28
10.1	Modification of Plan	28
10.2	Revocation or Withdrawal of Plan	28
10.3	Confirmation of the Plan	29

ARTICLE XI RETENTION OF JURISDICTION		29

ARTICLE XII MISCELLANEOUS PROVISIONS		30
12.1	Additional Documents	30
12.2	Payment of Statutory Fees	30
12.3	Reservation of Rights	30
12.4	Successors and Assigns	31
12.5	Service of Documents	31
12.6	Term of Injunctions or Stays	32
12.7	Entire Agreement	32
12.8	Plan Supplement Exhibits	32
12.9	Non-Severability	32

LIST OF EXHIBITS

Exhibit A                                             Merger Agreement

Exhibit B                                             Amended and Restated SuperMedia Secured Credit Agreement

INTRODUCTION

SuperMedia and its Debtor subsidiaries in the above-captioned chapter 11 cases jointly propose this Plan.  Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding claims against and interests in each Debtor pursuant to the Bankruptcy Code.  The Debtors and Dex One and its subsidiaries seek to consummate the Merger on the Effective Date of the Plan.  Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The classifications of claims and interests set forth in ARTICLE III shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable.  The Plan contemplates no substantive consolidation of any of the Debtors.  Reference is made to the Disclosure Statement for a discussion of the debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, the Merger and certain related matters.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1                               Defined Terms

1.                                “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Allowed Professional Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

2.                                “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

3.                                “Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Plan, under the Bankruptcy Code, as applicable, or by a Final Order.

4.                                “Amended and Restated SuperMedia Secured Credit Agreement” means the Amended and Restated Loan Agreement by and among SuperMedia Inc., as borrower thereunder, certain lender financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent and collateral agent thereunder, to be effective on the Effective Date, in form and substance reasonably satisfactory to the SuperMedia Administrative Agent and the Majority Documentation Lenders and in substantially the form attached to the Plan as Exhibit B.

5.                                “Amended and Restated SuperMedia Secured Credit Documents” means, collectively, the Amended and Restated SuperMedia Secured Credit Agreement, each of the other Loan Documents (as defined in the Amended and Restated SuperMedia Secured Credit Agreement) and all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents).

6.                                “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, and 547 through and including 553 of the Bankruptcy Code.

7.                                “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101—1532, as may be amended from time to time.

8.                                “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

9.                                “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

10.                         “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

11.                         “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

12.                         “Causes of Action” means any and all claims, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and any avoidance, recovery, subordination, or other actions against Insiders and/or any other Entities under the Bankruptcy Code, including Avoidance Actions) of any of the Debtors, the debtors in possession, and/or the Estates (including those actions set forth in the Plan Supplement), whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, that are or may be pending on the Effective Date or commenced by the Reorganized Debtors after the Effective Date against any Entity, based in law or equity, including under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

13.                         “Certificate” means any instrument evidencing a Claim or an Interest, provided, “Certificate” includes no instrument issued pursuant to, or evidencing a Claim under the SuperMedia Secured Credit Agreement.

14.                         “Chapter 11 Cases” means the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

15.                         “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

16.                         “Claims and Solicitation Agent” means the claims and solicitation agent the Debtors may retain in the Chapter 11 Cases pursuant to order of the Bankruptcy Court.

17.                         “Claims Register” means the official register of Claims against or Interests in the Debtors maintained by the Claims and Solicitation Agent.

18.                         “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

19.                         “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

20.                         “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

21.                         “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

22.                         “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Lender Disclosure Statement and the Shareholder Disclosure Statement, which order shall be in form and substance reasonably satisfactory to the SuperMedia Administrative Agent.

23.                         “Consummation” means the occurrence of the Effective Date.

24.                         “Creditor” has the meaning set forth in section 101(10) of the Bankruptcy Code.

2

25.                         “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default which is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

26.                         “Debtors” means, collectively, each of the following: SuperMedia Inc., SuperMedia LLC, SuperMedia Services Inc. and SuperMedia Sales Inc.

27.                         “Designated Employee Benefit Plans” means the employee benefit plans designated by the Dex One Debtors, with the consent of the Debtors, on or before the Effective Date.

28.                         “Dex One” means Dex One Corporation.

29.                         “Dex One Chapter 11 Cases” means the procedurally consolidated chapter 11 cases, if any, filed by the Dex One Debtors in the Bankruptcy Court in accordance with the Dex One Support Agreement and Merger Agreement.

30.                         “Dex One Confirmation Order” means the order of the Bankruptcy Court confirming the Dex One Plan under section 1129 of the Bankruptcy Code and approving the Dex One Disclosure Statement in the Dex One Chapter 11 Cases.

31.                         “Dex One Debtors” means, collectively, if Dex One and certain of its subsidiaries file the Dex One Chapter 11 Cases, each of the following: Dex One; Dex Media, Inc.; Dex Media East, Inc.; Dex Media West, Inc.; Dex Media Service LLC; Dex One Digital, Inc.; Dex One Service, Inc.; R.H. Donnelley Inc.; R.H. Donnelley APIL, Inc.; R.H. Donnelley Corporation; Newdex, Inc.; and Spruce Acquisition Sub, Inc.

32.                         “Dex One Plan” means the chapter 11 plan filed in the Dex One Chapter 11 Cases in accordance with the Dex One Support Agreement and Merger Agreement.

33.                         “Dex One Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2012, by and among the Dex One Debtors, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, N.A. in their respective capacities as administrative agents and collateral agents under certain senior secured credit agreements to which various of the Dex One Debtors are party and certain lenders under such credit agreements from time to time party to such Support Agreement and Limited Waiver Agreement.

34.                         “Disclosure Statement” means either the Lender Disclosure Statement or the Shareholder Disclosure Statement, as applicable.

35.                         “Disputed” means, as to a Claim or an Interest, a Claim or an Interest:  (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, as applicable, or a Final Order; or (c) with respect to which a party in interest has filed a proof of claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order or approval of the Bankruptcy Court.

36.                         “Distribution Agent” means Newdex or any Entity Newdex selects to make or to facilitate distributions in accordance with the Plan.

37.                         “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or Newdex, in their sole discretion, on or after the Effective Date, upon which the Distribution Agent shall make distributions to holders of Allowed Claims and Interests entitled to receive distributions under the Plan; provided that Distribution Dates shall occur no less frequently than every 30 days after the Effective Date, as necessary.

38.                         “Distribution Record Date” means the Effective Date.

3

39.                         “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 have been satisfied or waived in accordance with Section 9.2.

40.                         “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

41.                         “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

42.                         “Estate” means the bankruptcy estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

43.                         “Exculpated Claim” means any Claim related to any act or omission in connection with, relating to, or arising out of the Debtors’ in court or out-of-court efforts to implement the Transaction, the Chapter 11 Cases, the SuperMedia Support Agreement, the formulation, preparation, solicitation, dissemination, negotiation, or filing of the Lender Disclosure Statement, the Shareholder Disclosure Statement or Plan or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the SuperMedia Support Agreement, the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan.

44.                         “Exculpated Party” means each of the following in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the Dex One Debtors; and (d) with respect to each of the foregoing Entities in clauses (a) through (c), such Entity’s successors and assigns and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

45.                         “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

46.                         “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

47.                         “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

48.                         “General Unsecured Claim” means any Claim other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a SuperMedia Secured Credit Agreement Claim, and a Section 510(b) Claim.

49.                         “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

50.                         “Impaired” means, with respect to any Class of Claims or Interests, a Claim or an Interest that is not Unimpaired.

51.                         “Insider” has the meaning set forth in section 101(31) of the Bankruptcy Code.

52.                         “Intercompany Contract” means a contract between or among two or more Debtors or a contract between or among one or more Affiliates and one or more Debtors.

53.                         “Intercompany Interest” means an Interest held by a Debtor or an Affiliate.

4

54.                         “Interest” means any Equity Security of a Debtor existing immediately prior to the Effective Date.

55.                         “Lender Disclosure Statement” means the disclosure statement for the Plan provided to the SuperMedia Secured Lenders as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

56.                         “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

57.                         “Majority Documentation Lenders” means, if the SuperMedia Support Agreement has not been terminated, as of any date of determination, the majority by number of the Consenting Lenders (as defined in the SuperMedia Support Agreement) set forth on Schedule 2 to the SuperMedia Support Agreement excluding the SuperMedia Administrative Agent (and, for the avoidance of doubt, not such Consenting Lenders’ successors or assigns and not any Consenting Lender that is no longer bound by the Support Agreement pursuant to the terms thereof ) that exercise their consent or approval rights as of such date of determination in accordance with the terms of the SuperMedia Support Agreement.

58.                         “Merger” means the merger of Dex One and its subsidiaries with SuperMedia and its subsidiaries in accordance with the Merger Agreement and the Plan.

59.                         “Merger Agreement” means the amended and restated agreement and plan of merger, dated December 5, 2012, by and among Dex One, SuperMedia, Newdex, Inc., and Spruce Acquisition Sub, Inc., as may be amended from time to time, attached hereto as Exhibit A.

60.                         “Newdex” means the Reorganized Debtors’ ultimate parent company upon consummation of the Merger.

61.                         “Newdex Board” means Newdex’s initial board of directors.

62.                         “Newdex Bylaws” means Newdex’s bylaws, substantially in the form contained in the Merger Agreement.

63.                         “Newdex Charter” means Newdex’s amended and restated certificate of incorporation, substantially in the form contained in the Merger Agreement.

64.                         “Newdex Common Stock” means Newdex’s authorized shares of common stock on the Effective Date, par value $0.001 per share.

65.                         “Option” has the meaning set forth in Section 4.16(b) herein.

66.                         “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

67.                         “Other Secured Claim” means any Secured Claim other than a SuperMedia Secured Credit Agreement Claim or a Secured Tax Claim.  For the avoidance of doubt, “Other Secured Claims” includes any Claim arising under, derived from, or based upon any letter of credit issued in favor of one or more Debtors, the reimbursement obligation for which is either secured by a Lien on collateral or is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

68.                         “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

69.                         “Petition Date” means the date on which each of the Debtors filed their petitions for relief commencing the Chapter 11 Cases.

70.                         “Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices, and schedules.

5

71.                         “Plan Supplement” means any compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be filed by the Debtors no later than 10 Business Days after the Petition Date or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement.

72.                         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

73.                         “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

74.                         “Professional” means an Entity:  (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

75.                         “Professional Claim” means a Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

76.                         “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

77.                         “Rejection Schedule” means the schedule of Executory Contracts and Unexpired Leases in the Plan Supplement, as may be amended from time to time, setting forth certain Executory Contracts and Unexpired Leases for rejection as of the Effective Date under section 365 of the Bankruptcy Code.

78.                         “Released Party” means each of the following in its capacity as such:  (a) the Debtors; (b) the SuperMedia Secured Lenders and SuperMedia Administrative Agent; and (c) with respect to each of the foregoing Entities in clauses (a) and (b), such Entity’s successors and assigns, and current and former affiliates, subsidiaries, officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals.

79.                         “Releasing Parties” means each of the following in its capacity as such:  (a) the SuperMedia Secured Lenders and the SuperMedia Administrative Agent; and (b) without limiting the foregoing clause (a), each holder of a Claim or an Interest other than a holder of a Claim or an Interest that has voted to reject the Plan or is a member of a Class that is deemed to reject the Plan.

80.                         “Reorganized Debtor” means a Debtor, or any successor thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

81.                         “Restructuring Transactions” means the transactions, including the Merger, described in Section 4.16.

82.                         “Section 510(b) Claim” means any Claim against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

83.                         “Secured Claim” means a Claim:  (a) secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

6

84.                         “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

85.                         “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, or any similar federal, state, or local law.

86.                         “Security” has the meaning set forth in section 2(a)(1) of the Securities Act. For the avoidance of doubt, none of the following is, or shall be deemed to be, a Security: the SuperMedia Secured Credit Agreement, the Amended and Restated SuperMedia Secured Credit Agreement, any loan or Claim under the SuperMedia Secured Credit Agreement or the Amended and Restated SuperMedia Secured Credit Agreement, or any note or other instrument issued in connection therewith.

87.                         “Servicer” means an indenture trustee, agent, or other authorized representative of holders of Claims or Interests.

88.                         “Shareholder Disclosure Statement” means the combined Form S-4 regarding the Merger filed with the United States Securities and Exchange Commission and disclosure statement for the Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

89.                         “SuperMedia” means SuperMedia Inc.

90.                         “SuperMedia Administrative Agent” means JPMorgan Chase Bank, N.A. or its successor, in its capacity as administrative agent and collateral agent under the SuperMedia Secured Credit Agreement Documents.

91.                         “SuperMedia Cash Collateral Order” means, collectively, the interim order and, if applicable, the Final Order entered by the Bankruptcy Court authorizing SuperMedia and certain of the other Debtors to use the SuperMedia Secured Lenders’ collateral (including cash collateral) and granting adequate protection to the SuperMedia Secured Lenders, which orders shall be in form and substance reasonably satisfactory to the SuperMedia Administrative Agent.

92.                         “SuperMedia Cash Management Arrangement” means any “Cash Management Agreement”, as defined in the SuperMedia Guarantee and Collateral Agreement, that is of a type described in clause (ii) of the definition of “Obligations” in the SuperMedia Guarantee and Collateral Agreement.

93.                         “SuperMedia Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, dated as of December 31, 2009, among SuperMedia, the other Debtors party thereto and the SuperMedia Administrative Agent.

94.                         “SuperMedia Interest” means any Interest in SuperMedia.

95.                         “SuperMedia Secured Credit Agreement” means the Loan Agreement, dated as of December 31, 2009, as amended on December 13, 2010 and November 8, 2011, by and among SuperMedia Inc. (formerly known as Idearc Inc.), as borrower thereunder, the SuperMedia Secured Lenders from time to time party thereto and the SuperMedia Administrative Agent.

96.                         “SuperMedia Secured Credit Agreement Claim” means any Claim arising under, derived from or based upon the SuperMedia Secured Credit Agreement Documents.

97.                         “SuperMedia Secured Credit Agreement Documents” means collectively, (a) the SuperMedia Secured Credit Agreement, (b) all other agreements, documents and instruments delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents) and (c) any SuperMedia Cash Management Arrangements.

7

98.                         “SuperMedia Secured Lenders” means the “Secured Parties”, as defined in the SuperMedia Secured Credit Agreement.

99.                         “SuperMedia Support Agreement” means the Support and Limited Waiver Agreement, dated as of December 5, 2012, by and among the Debtors, the SuperMedia Administrative Agent and the SuperMedia Secured Lenders party thereto from time to time.

100.                  “Transaction” means the Merger and the transactions related thereto including the entry into and delivery and effectiveness of the Amended and Restated Credit Agreements and other Amended and Restated Credit Documents.

101.                  “Unclaimed Distribution”  means any distribution under the Plan on account of an Allowed Claim or Interest to a holder that has not:  (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

102.                  “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

103.                  “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.2                               Rules of Interpretation

For purposes of the Plan:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.3                               Computation of Time

Bankruptcy Rule 9006(a) applies in computing any period of time prescribed or allowed herein.

1.4                               Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

1.5                               Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

8

1.6                               Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims set forth in ARTICLE III.

2.1                               Administrative Claims

Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtors or Reorganized Debtors, as applicable, each holder of an Allowed Administrative Claim (other than holders of Professional Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim either:  (a) on the Effective Date, or as soon as practicable thereafter; (b) if the Administrative Claim is not Allowed as of the Effective Date, no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; or (c) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claims without any further action by the holders of such Allowed Administrative Claims.

2.2                               Professional Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code.  The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Court Allows.  From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.3                               Priority Tax Claims

Each holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive on the Effective Date, or as soon as practicable thereafter, from the respective Debtor liable for such Allowed Priority Tax Claim, payment in Cash in an amount equal to the amount of such Allowed Priority Tax Claim.  To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim, or as may be due and payable under applicable non-bankruptcy law, or in the ordinary course of business.

9

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1                               Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor.  Except for the Claims addressed in ARTICLE II, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.  The Classes have been numbered in a manner consistent with the Dex One Plan for convenience and ease of reading.  There are no Classes 4, 6, or 7 under this Plan.

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Other Priority Claims	Unimpaired	Presumed to Accept
5	SuperMedia Secured Credit Agreement Claims	Impaired	Entitled to Vote
8	General Unsecured Claims	Unimpaired	Presumed to Accept
9	SuperMedia Interests	Impaired	Entitled to Vote
10	Intercompany Interests	Unimpaired	Presumed to Accept
11	Section 510(b) Claims	Impaired	Presumed to Reject

3.2                               Treatment of Classes of Claims and Interests

Except to the extent that a holder of an Allowed Claim or Interest, as applicable, agrees to a less favorable treatment, such holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Interest.  Unless otherwise indicated, the holder of an Allowed Claim or Interest, as applicable, shall receive such treatment on the Effective Date, or as soon as practicable thereafter.

(a)                                 Class 1 — Secured Tax Claims

(1)                                 Classification:  Class 1 consists of any Secured Tax Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 1 Claim shall receive, as applicable:

A.                                    If the Allowed Class 1 Claim is due and payable on or before the Effective Date, Cash in an amount equal to such Allowed Class 1 Claim; or

B.                                    If the Allowed Class 1 Claim is not due and payable on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be

10

due and payable under applicable non-bankruptcy law or in the ordinary course of business.

(3)                                 Voting:  Class 1 is Unimpaired.  Holders of Allowed Class 1 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 1 Claims are not entitled to vote to accept or reject the Plan.

(b)                                 Class 2 — Other Secured Claims

(1)                                 Classification:  Class 2 consists of any Other Secured Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 2 Claim shall, at the sole option of the Debtors or the Reorganized Debtors, as applicable:

A.                                    have its Allowed Class 2 Claim reinstated and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code; or

B.                                    receive the collateral securing its Allowed Class 2 Claim and any interest on such Allowed Class 2 Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code.

(3)                                 Voting:  Class 2 is Unimpaired.  Holders of Allowed Class 2 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 2 Claims are not entitled to vote to accept or reject the Plan.

(c)                                  Class 3 — Other Priority Claims

(1)                                 Classification:  Class 3 consists of any Other Priority Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 3 Claim shall be paid in full in Cash.

(3)                                 Voting:  Class 3 is Unimpaired. Holders of Allowed Class 3 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 3 Claims are not entitled to vote to accept or reject the Plan.

(d)                                 Class 5 — SuperMedia Secured Credit Agreement Claims

(1)                                 Classification:  Class 5 consists of any SuperMedia Secured Credit Agreement Claims.

(2)                                 Allowance:  On the Effective Date, Class 5 Claims shall be Allowed, and shall not be subject to avoidance, objection, challenge, deduction, subordination, recharacterization or offset, in the aggregate principal amount of $1,441,990,818, plus (A) any accrued but unpaid interest payable at the non-default interest rate in accordance with the SuperMedia Secured Credit Agreement, (B) any unpaid fees, expenses or other amounts that constitute Obligations (other than principal) under and as defined in the SuperMedia Secured Credit Agreement, (C) any unpaid adequate protection payments required to be paid pursuant to the terms of the SuperMedia Cash Collateral Order and (D) to the extent applicable, any unpaid amounts required to be paid pursuant to a SuperMedia Cash Management Arrangement, less any other payments of principal paid by the Debtors after December 31, 2012, or during the pendency of the Chapter 11 Cases pursuant to the terms of the SuperMedia Secured Credit Agreement or the SuperMedia Cash Collateral Order.

(3)                                 Treatment:  (A) On the Effective Date, each holder of an Allowed Class 5 Claim shall receive, in satisfaction of such holder’s Allowed Class 5 Claim (other than the portion of

11

the Allowed Class 5 Claim which directly arises under, is derived from or is based upon a SuperMedia Cash Management Arrangement): (a) its Pro Rata share of the loans under the Amended and Restated SuperMedia Secured Credit Agreement and (b) Cash in an amount equal to such holder’s Pro Rata share of any outstanding amounts described in clauses (A), (B) or (C) of the immediately foregoing paragraph (d)(2), to the extent such amounts are owed to a lender under the SuperMedia Secured Credit Agreement or SuperMedia Cash Collateral Order; and (B) in satisfaction of the portion (if any) of such holder’s Allowed Class 5 Claim that directly arises under, is derived from or is based upon a SuperMedia Cash Management Arrangement, Cash in an amount equal to such partial Claim amount.

(4)                                 Voting:  Class 5 is Impaired.  Holders of Allowed Class 5 Claims are entitled to vote to accept or reject the Plan.

(e)                                  Class 8 — General Unsecured Claims

(1)                                 Classification:  Class 8 consists of any General Unsecured Claims against any Debtor.

(2)                                 Treatment:  Each holder of an Allowed Class 8 Claim shall receive Cash in an amount equal to such Allowed Class 8 Claim on the later of the Effective Date or in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Class 8 Claim.

(3)                                 Voting:  Class 8 is Unimpaired.  Holders of Allowed Class 8 Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 8 Claims are not entitled to vote to accept or reject the Plan.

(f)                                   Class 9 — SuperMedia Interests

(1)                                 Classification:  Class 9 consists of any SuperMedia Interests.

(2)                                 Treatment:  Upon consummation of the Merger, each holder of an Allowed Class 9 Interest shall receive 0.4386 shares of Newdex Common Stock for each of its Allowed Class 9 Interests.

(3)                                 Voting:  Class 9 is Impaired.  Holders of Allowed Class 9 Interests are entitled to vote to accept or reject the Plan.

(g)                                 Class 10 — Intercompany Interests

(1)                                 Classification:  Class 10 consists of any Intercompany Interests.

(2)                                 Treatment:  Each holder of an Allowed Class 10 Interest shall have its Allowed Class 10 Interest left unaltered and rendered Unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

(3)                                 Voting:  Class 10 is Unimpaired.  Holders of Allowed Class 10 Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Class 10 Interests are not entitled to vote to accept or reject the Plan.

(h)                                 Class 11 — Section 510(b) Claims

(1)                                 Classification:  Class 11 consists of any Section 510(b) Claims against any Debtor.

12

(2)                                 Allowance:  Notwithstanding anything in the Plan to the contrary, a Class 11 Claim, if existing, may only become Allowed by Final Order of the Bankruptcy Court.  The Debtors are not aware of any asserted Class 11 Claim and believe that no Class 11 Claim exists.

(3)                                 Treatment:  A holder of an Allowed Class 11 Claim shall, in the Reorganized Debtors’ sole discretion, (A) receive Cash in the full amount of its Allowed Class 11 Claim or (B) be treated as if such holder held a number of Allowed Class 9 Interests instead of its Allowed Class 11 Claim equal in value to the amount of its Allowed Class 11 Claim.

(4)                                 Voting:  Class 11 is Impaired.  Holders (if any) of Allowed Class 11 Claims are conclusively presumed to have rejected the Plan.  Holders (if any) of Allowed Class 11 Claims are not entitled to vote to accept or reject the Plan.

3.3                               Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1                               General Settlement of Claims

Unless otherwise set forth in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims and Interests.

4.2                               Newdex Common Stock

The issuance of Newdex Common Stock, including any options for the purchase thereof and equity awards associated therewith, is authorized without the need for any further corporate action or without any further action by the Debtors or Newdex, as applicable.  The Newdex Charter shall authorize the issuance and distribution on the Effective Date of shares of Newdex Common Stock to the Distribution Agent for the benefit of holders of Allowed Interests in Class 9, subject to the exercise of the Option described in Section 4.16(b).  All of the shares of Newdex Common Stock issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

Newdex shall use its commercially reasonable efforts to obtain approval of the Newdex Common Stock for listing on the New York Stock Exchange or the NASDAQ Stock Market on, or as soon as reasonably practicable after, the Effective Date.

4.3                               Amended and Restated Credit Documents.

(a)                                 On the Effective Date, SuperMedia, as a Reorganized Debtor, shall execute and deliver (1) the Amended and Restated SuperMedia Secured Credit Agreement and (2) all other Amended and Restated SuperMedia Secured Credit Documents.  The Amended and Restated SuperMedia Secured Credit Agreement and all such other Amended and Restated SuperMedia Secured Credit Documents that are contemplated to become effective on the Effective Date shall become so effective in accordance with their terms and the Plan.  On the Effective Date, each holder of a SuperMedia Secured Credit Agreement Claim shall automatically be deemed a party to the Amended and Restated SuperMedia Secured Credit Agreement.

13

(b)                                 Holders of SuperMedia Secured Credit Agreement Claims have, pursuant to the SuperMedia Secured Credit Agreement Documents, and shall have valid, binding and enforceable Liens on the collateral specified in the SuperMedia Secured Credit Agreement Documents and the Amended and Restated SuperMedia Secured Credit Documents.  The guarantees, mortgages, pledges, liens and other security interests previously granted pursuant to the SuperMedia Secured Credit Agreement Documents and, if applicable, granted pursuant to the Amended and Restated SuperMedia Secured Credit Documents have been and are granted in good faith as an inducement to the holders of the SuperMedia Secured Credit Agreement Claims to agree to the treatment contemplated by the Plan and shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such liens and security interests shall be as set forth in the SuperMedia Secured Credit Agreement Documents and the Amended and Restated SuperMedia Secured Credit Documents.

4.4                               Offering and Issuance of Newdex Common Stock

The offering, issuance, and distribution of any Securities, including the Newdex Common Stock, pursuant to the Plan will be in compliance with the registration requirements of the Securities Act or exempt from the registration requirements of section 5 therein pursuant to section 1145 of the Bankruptcy Code, section 4(2) of the Securities Act, or any other available exemption from registration under the Securities Act, as applicable.  In addition, under section 1145 of the Bankruptcy Code, if applicable, any Securities issued under the Plan will be freely transferable under the Securities Act by the recipients thereof, subject to:  (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (2) the restrictions, if any, on the transferability of such Securities and instruments; and (3) any other applicable regulatory approval.

4.5                               Subordination

The allowance, classification, and treatment of all Claims and Interests under the Plan shall conform to and with the respective contractual, legal, and equitable subordination rights of such Claims and Interests, and the Plan shall recognize and implement any such rights.  Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

4.6                               Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, including in connection with the Merger, or in any agreement, instrument, or other document incorporated in the Plan (including the Amended and Restated SuperMedia Secured Credit Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.7                               Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided herein (including as otherwise provided with respect to the Amended and Restated SuperMedia Secured Credit Agreement and any contracts evidencing transactions described in Section 3.2(e)(2)), all notes, instruments, Certificates, and other documents evidencing Claims or Interests shall be cancelled and the obligations of the Debtors or Reorganized Debtors and the non-Debtor Affiliates thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of (a) allowing holders to receive distributions under the Plan and (b) allowing and preserving the rights of the SuperMedia Administrative Agent and any Servicer, as applicable, to make distributions on account of Claims and Interests as provided in ARTICLE VI.

14

4.8                               Issuance of New Securities; Execution of Plan Documents

Except as otherwise provided herein, on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall issue all Securities, notes, instruments, Certificates, and other documents required to be issued under the Plan.

4.9                               Corporate Action

Each of the matters provided for by the Plan involving the corporate structure of the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of the Effective Date, including the Merger, shall be authorized without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.  Such actions may include:  (a) the adoption and filing of the Newdex Charter and Newdex Bylaws; (b) the appointment of the Newdex Board; and (c) the authorization, issuance, and distribution of Newdex Common Stock and other Securities to be authorized, issued, and distributed pursuant to the Plan.

4.10                        Charter and Bylaws

The Debtors’ respective certificates of incorporation and bylaws (and other formation documents relating to limited liability companies) shall be amended as may be required to be consistent with the provisions of the Plan, the Amended and Restated SuperMedia Secured Credit Documents and the Bankruptcy Code.  Newdex’s certificate of incorporation shall be amended to, among other things:  (a) authorize the issuance of the shares of Newdex Common Stock and (b) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting Equity Securities.  After the Effective Date, each Reorganized Debtor may amend and restate its certificate of incorporation and other constituent documents as permitted by the laws of its respective jurisdiction of formation and its respective charter and bylaws.

4.11                        Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Merger, the Amended and Restated SuperMedia Secured Credit Documents and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.12                        Section 1146(a) Exemption

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property under the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

4.13                        Directors and Officers

On the Effective Date, the Newdex Board will comprise 10 members including:  (a) five current Dex One non-employee directors designated by Dex One, including Alan F. Schultz as Chairman of the Newdex Board; (b) four current SuperMedia non-employee directors designated by SuperMedia; and (c) Peter McDonald, the current Chief Executive Officer and President of SuperMedia, as President and Chief Executive Officer of Newdex.  Also on the Effective Date, the existing officers and directors of the Debtors, shall serve in their current capacities in the Reorganized Debtors.  From and after the Effective Date, each director or officer of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and bylaws or other constituent documents, and

15

applicable state corporation law.  Additionally, in accordance with section 1129(a)(5) of the Bankruptcy Code, the identities and affiliations of the members of the Newdex Board and any Person proposed to serve as an officer of Newdex shall have been disclosed at or before the Confirmation Hearing.

4.14                        Incentive Plans and Employee and Retiree Benefits

Except as otherwise provided herein, on and after the Effective Date, subject to any Final Order, the Reorganized Debtors shall:  (a) amend, adopt, assume and/or honor in the ordinary course of business, any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, compensation, including any incentive plan, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors who served in such capacity from and after the Petition Date and (b) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

4.15                        Preservation of Rights of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain Causes of Action notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The applicable Reorganized Debtor, through its authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.16                        Restructuring Transactions

(a)                                 The Restructuring Transactions

On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, may take such actions, in their sole discretion, including as set forth below, as are necessary or appropriate to effect the Merger in accordance with the terms of the Merger Agreement and the Plan.  Such actions shall include:

16

(1)                                 the entry into, delivery of and effectiveness of the Amended and Restated SuperMedia Secured Credit Agreement and the other Amended and Restated SuperMedia Secured Credit Documents contemplated to be effective or delivered on the Effective Date;

(2)                                 immediately thereafter, Dex One merging with and into Newdex, with Newdex surviving the merger;

(3)                                 immediately thereafter, Spruce Acquisition Sub, Inc. merging with and into SuperMedia, with SuperMedia surviving the merger as a wholly owned subsidiary of Newdex; and

(4)                                 immediately thereafter, only if the Option set forth in Section 4.16(b) is exercised, the distribution of stock in accordance with Section 4.16(b).

(b)                                 Option to Distribute Newdex Common Stock

Notwithstanding anything to the contrary in the Merger Agreement or this Plan, the Dex One Debtors, with the consent of the Debtors, shall have the option on the Effective Date to issue and distribute Newdex Common Stock to the Distribution Agent for the benefit of the Designated Employee Benefit Plans in an amount necessary to give rise to an ownership change as defined in 26 U.S.C. § 382(g) (but in no event to exceed 10.0 % of the Newdex Common Stock issued on the Effective Date) (the “Option”).

(c)                                  Additional Restructuring Transactions and Actions

Without limiting the foregoing, on the Effective Date, the Debtors or the Reorganized Debtors may enter into the following transactions and take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided therein.  The Restructuring Transactions may include one or more inter-company mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions as may be determined by the Debtors or the Reorganized Debtors, as applicable, to be necessary or appropriate.  The actions to effect the Restructuring Transactions may include:  (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan and the Amended and Restated SuperMedia Secured Credit Documents; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and the Amended and Restated SuperMedia Secured Credit Documents and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1                               Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless any such Executory Contract or Unexpired Lease:  (a) is listed on the Rejection Schedule; (b) has been previously assumed or rejected by the Debtors by Final Order or has been assumed or rejected by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; or (c) is the subject of a motion to assume or reject pending as of the

17

Effective Date.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates or to Dex One and its subsidiaries.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions, assignments, and rejections.

Except as otherwise provided herein or agreed to by the Debtors with the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated hereunder.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.2                               Cure of Defaults and Objections to Cure and Assumption

The Debtors or Reorganized Debtors, as applicable, shall pay Cures on the Effective Date or as soon as practicable thereafter.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the amounts paid or proposed to be paid by the Debtors or Reorganized Debtors must be filed with the Claims and Solicitation Agent on or before 30 days after the Effective Date.  Any such request that is not timely filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to file such request for payment of such Cure.  The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with the Bankruptcy Court on or before 30 days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is a dispute regarding Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.  The Debtors or Reorganized Debtors, as applicable, reserve the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease within 45 days after a Final Order resolving an objection to assumption or determining the Cure or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease, is entered.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

18

5.3                               Pre-existing Payment and Other Obligations

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors, as applicable, under such contract or lease.  In particular, notwithstanding any non-bankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide:  (a) payment to the contracting Debtors or Reorganized Debtors, as applicable, of outstanding and future amounts owing thereto under or in connection with rejected Executory Contracts or Unexpired Leases or (b) warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected Executory Contracts.

5.4                               Rejection Damages Claims and Objections to Rejections

Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases.  Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Confirmation Date or the effective date of rejection.  Any such Proofs of Claim that are not timely filed shall be disallowed without the need for any further notice to or action, order, or approval of the Bankruptcy Court.  Such Proofs of Claim shall be forever barred, estopped, and enjoined from assertion.  Moreover, such Proofs of Claim shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged notwithstanding anything in a Proof of Claim to the contrary.  All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as Class 8 - General Unsecured Claims against the applicable Debtor counterparty thereto.

5.5                               Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

5.6                               Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1                               Distributions on Account of Claims and Interests Allowed as of the Effective Date

(a)                                 Delivery of Distributions in General

Except as otherwise provided in the Plan, a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims and Interests Allowed on or before the Effective Date, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the

19

ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (2) Allowed Priority Tax Claims and Allowed Secured Tax Claims shall be paid in accordance with Sections 2.3 and 3.2(a)(2), respectively.  To the extent any Allowed Priority Tax Claim or Allowed Secured Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.  Distribution Dates shall occur no less frequently than every 30 days, as necessary in the Reorganized Debtors’ sole discretion, after the Effective Date.

6.2                               Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties:  (1) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order and (2) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged.  Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall be paid also, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

6.3                               Delivery of Distributions

(a)                                 Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record holders, if any, listed on the Claims Register as of the close of business on the Distribution Record Date.  Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred less than 20 days before the Distribution Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

(b)                                 Distribution Process

The Distribution Agent shall make all distributions required under the Plan, except that distributions to holders of Allowed Claims or Interests governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement.  Except as otherwise provided in the Plan, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims and Interests, including Claims and Interests that become Allowed after the Distribution Record Date, shall be made to holders of record as of the Distribution Record Date by the Distribution Agent or a Servicer, as appropriate:  (1) to the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing, on or before the date that is 14 days before the Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtors books and records, no Proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address on or before the date that is 14 days before the Effective Date; or (3) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf.  Notwithstanding anything to the contrary in the Plan, including this Section 6.3(b), distributions under the Plan to holders of the SuperMedia Secured Credit Agreement Claims shall be made to, or to Entities at the direction of the SuperMedia Administrative Agent in accordance with the terms of the Plan and the SuperMedia Secured Credit Agreement.  The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.  Notwithstanding the foregoing

20

paragraph, this Section 6.3(b) shall not apply to any Certificates surrendered or cancelled pursuant to Section 6.3(g) of this Plan.

(c)                                  Accrual of Dividends and Other Rights

For purposes of determining the accrual of dividends or other rights after the Effective Date, Newdex Common Stock shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such dividends or distribute such other rights, if any, until after distributions of Newdex Common Stock actually take place.

(d)                                 Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

(e)                                  Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(f)                                   Fractional, Undeliverable, and Unclaimed Distributions

(1)                                 Fractional Distributions.  The Distribution Agent shall make distributions of fractions of shares of Newdex Common Stock, as applicable.  The Distribution Agent shall not make distributions or payments of fractions of dollars.  Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

(2)                                 Undeliverable Distributions.  If any distribution to a holder of an Allowed Claim or Interest is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder unless and until such Distribution Agent is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder on the next Distribution Date.  Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Section 6.3(f)(3), and shall not be supplemented with any interest, dividends, or other accruals of any kind.

(3)                                 Reversion.  Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is Newdex Common

21

Stock, shall be deemed cancelled.  Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(g)                                 Surrender of Cancelled Instruments or Securities

On the Effective Date or as soon as practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim or Interest is governed by an agreement and administered by a Servicer).  Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate.  No distribution of property pursuant to the Plan shall be made to or on behalf of any such holder unless and until such Certificate is received by the Distribution Agent or the Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Distribution Agent or the Servicer pursuant to the provisions of Section 6.3(h).  Any holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity acceptable to the Distribution Agent or the Servicer prior to the first anniversary of the Effective Date shall have its Claim or Interest discharged with no further action, be forever barred from asserting any such Claim or Interest against the relevant Reorganized Debtor or its property, be deemed to have forfeited all rights, and Claims and Interests with respect to such Certificate, and not participate in any distribution under the Plan; furthermore, all property with respect to such forfeited distributions, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors, notwithstanding any federal or state escheat, abandoned, or unclaimed property law to the contrary.  Notwithstanding the foregoing paragraph, this Section 6.3(g) shall not apply to any Claims and Interests reinstated pursuant to the terms of the Plan.

(h)                                 Lost, Stolen, Mutilated, or Destroyed Securities

Any holder of Allowed Claims or Interests evidenced by a Certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Certificate, deliver to the Distribution Agent or Servicer, if applicable, an affidavit of loss acceptable to the Distribution Agent or Servicer setting forth the unavailability of the Certificate and such additional indemnity as may be required reasonably by the Distribution Agent or Servicer to hold the Distribution Agent or Servicer harmless from any damages, liabilities, or costs incurred in treating such holder as a holder of an Allowed Claim or Interest.  Upon compliance with this procedure by a holder of an Allowed Claim or Interest evidenced by such a lost, stolen, mutilated, or destroyed Certificate, such holder shall, for all purposes pursuant to the Plan, be deemed to have surrendered such Certificate.

6.4                               Claims Paid or Payable by Third Parties

(a)                                 Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

(b)                                 Claims Payable by Insurance Carriers

Other than with respect to the SuperMedia Secured Credit Facility Claims, no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  Other than

22

with respect to the SuperMedia Secured Credit Facility Claims, to the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Claims and Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)                                  Applicability of Insurance Policies

Except as otherwise provided herein, distributions to holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.5                               Setoffs

Except as otherwise expressly provided for herein (including with respect to any SuperMedia Secured Credit Agreement Claims or Claims with respect to letters of credit as provided in the definition of Other Secured Claims), each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any Claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder.  In no event shall any holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, as applicable, unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 or otherwise.

6.6                               Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1                               Disputed Claims Process

Except as otherwise provided herein, if a party files a proof of claim and the Debtors or Reorganized Debtors, as applicable, do not determine in their sole discretion, and without the need for notice to or action, order or approval of the Bankruptcy Court, that the Claim subject to such proof of claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this ARTICLE VII.  Except as otherwise provided herein, all proofs of claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

23

7.2                               Prosecution of Objections to Claims and Interests

Except insofar as a Claim or Interest is Allowed under the Plan, the Debtors, the Reorganized Debtors or any other party in interest shall be entitled to object to the Claim or Interest.  Any objections to Claims and Interests shall be served and filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court.  All Claims and Interests not objected to by the end of such 120-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.  For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.15.

7.3                               No Interest

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court (including pursuant to the SuperMedia Cash Collateral Order), postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.4                               Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if:  (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1                               Discharge of Claims and Termination of Interests

Except as otherwise provided for herein and effective as of the Effective Date:  (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (b) the Plan shall bind all holders of Claims and Interests, notwithstanding whether any such holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged, and released in full, and the Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all Entities shall be precluded from asserting against the Debtors, the Debtors’ Estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

8.2                               Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided for herein, for good and valuable consideration, on and after the Effective Date, the Released Parties are

24

deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, and liabilities whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted or that could possibly have been asserted directly or indirectly on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, and any and all Causes of Action asserted or that could possibly have been asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, the Estates, or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors or their Affiliates, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the SuperMedia Secured Credit Agreement and other agreements reflecting long-term indebtedness), the SuperMedia Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan and Disclosure Statement or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date, other than Claims or liabilities arising out of or related to any contractual or fixed monetary obligation owed to the Debtors or the Reorganized Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.2, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is:  (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.2; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors asserting any Claim or Cause of Action released by this Section 8.2.

8.3                               Releases by Holders of Claims and Interests

As of the Effective Date, the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released and discharged the Debtors, the Reorganized Debtors, the Estates, and the Released Parties from any and all Claims, Interests, obligations, rights, liabilities, actions, causes of action, choses in action, suits, debts, damages, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims (including all claims and actions against any Entities under the Bankruptcy Code) whatsoever, whether for tort, fraud, contract, violations of federal or state securities laws, Avoidance Actions, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring, the Chapter 11 Cases, the Transaction, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, prepetition contracts and agreements with one or more Debtors (including the SuperMedia Secured Credit Agreement and other agreements reflecting long-term indebtedness), the SuperMedia Support Agreement, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, solicitation or preparation of the Plan, the Disclosure Statement, the Plan Supplement, or related agreements, instruments, or other documents, upon any other act or omission, transaction, agreement, event, or other occurrence taking place before the Effective Date of the Plan.  Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any obligations arising on or after the Effective Date of any party under the Plan, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

25

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the release set forth in this Section 8.3, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that such release is:  (a) in exchange for the good and valuable consideration provided by the Debtors, the Reorganized Debtors, the Estates, and the Released Parties; (b) a good faith settlement and compromise of the Claims released by this Section 8.3; (c) in the best interests of the Debtors and all holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any Entity granting a release under this Section 8.3 from asserting any Claim or Cause of Action released by this Section 8.3.

8.4                               Exculpation

No Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim or any obligation, Cause of Action, or liability for any Exculpated Claim; provided, however, that the foregoing “exculpation” shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct; provided, further, that in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to, or in connection with, the Plan.  The Exculpated Parties have, and upon Confirmation shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation of acceptances and rejections of the Plan and the making of distributions pursuant to the Plan and, therefore, are not and shall not be liable at any time for the violation of any applicable, law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

8.5                               Injunction

Except as otherwise provided herein or for obligations issued pursuant hereto, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 8.2 or Section 8.3, discharged pursuant to Section 8.1, or are subject to exculpation pursuant to Section 8.4 are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.

8.6                               Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

26

8.7                               Indemnification

On and from the Effective Date, and except as prohibited by applicable law, the Reorganized Debtors shall assume or reinstate, as applicable, all indemnification obligations in place as of the Effective Date (whether in by-laws, certificates of incorporation, board resolutions, contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of the Debtors and such current and former directors’, officers’, managers’, and employees’ respective Affiliates.

8.8                               Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

8.9                               Release of Liens

Except (a) with respect to the Liens securing the SuperMedia Secured Credit Agreement Claims, (b) with respect to the Liens securing the Secured Tax Claims or Other Secured Claims (depending on the treatment of such Claims), or (c) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

8.10                        Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent or (b) the relevant holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1                               Conditions Precedent to the Effective Date.  It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2:

(a)                                 the Confirmation Order shall have been entered, and such order shall not have been stayed, modified, or vacated on appeal;

(b)                                 if the Dex One Chapter 11 Cases have been filed, the Dex One Confirmation Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, or vacated on appeal;

(c)                                  the Merger shall have been consummated, and all conditions set forth in Article VII of the Merger Agreement shall have been satisfied (and not waived);

(d)                                 all respective conditions precedent to the consummation of the Amended and Restated SuperMedia Secured Credit Agreement shall have been waived or satisfied in accordance with the terms thereof;

27

(e)                                  if the Dex One Chapter 11 Cases have been filed, the effective date of the Dex One Plan shall have occurred in accordance with the terms thereof concurrently with the occurrence of the Effective Date;

(f)                                   all fees and expenses of the SuperMedia Administrative Agent, including the fees and expenses of counsel and the financial advisors to the SuperMedia Administrative Agent, shall have been paid in full in cash; and

(g)                                 all documents and agreements necessary to implement the Plan shall have:  (1) all conditions precedent to such documents and agreements satisfied or waived pursuant to the terms of such documents or agreements; (2) been tendered for delivery to the required parties and, to the extent required, filed with and approved by any applicable Governmental Units in accordance with applicable laws; and (3) been effected or executed.

9.2                               Waiver of Conditions Precedent

The Debtors, with the prior written consent of the SuperMedia Administrative Agent, which may not be unreasonably withheld, may waive any of the conditions to the Effective Date set forth in Section 9.1 at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

9.3                               Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall:  (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1                        Modification of Plan

Effective as of the date hereof:  (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order, subject to the limitations set forth herein and, if effective, the SuperMedia Support Agreement; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the limitations set forth herein and, if effective, the SuperMedia Support Agreement.

10.2                        Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then:  (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

28

10.3                        Confirmation of the Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  The Debtors reserve the right to amend the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.                                allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.                                decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                                resolve any matters related to Executory Contracts or Unexpired Leases, including:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors’ amendment, modification, or supplement, after the Effective Date, pursuant to ARTICLE V, of the list of Executory Contracts and Unexpired Leases to be rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4.                                ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.                                adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                                enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan or the Confirmation Order, including contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.                                enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.                                grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.                                issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

29

10.                         hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:  (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid pursuant to Section 6.4(a); (b) with respect to the releases, injunctions, and other provisions contained in ARTICLE VIII, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan or the Confirmation Order, or any Entity’s obligations incurred in connection with the Plan or the Confirmation Order, including those arising under agreements, documents, or instruments executed in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11.                         enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.                         consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13.                         hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14.                         enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15.                         enforce all orders previously entered by the Bankruptcy Court; and

16.                         hear any other matter not inconsistent with the Bankruptcy Code.

After the Effective Date, notwithstanding anything in this ARTICLE XI to the contrary, any disputes arising under the Amended and Restated Credit Documents will be governed by the jurisdictional provisions therein.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1                        Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

12.2                        Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

12.3                        Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

30

12.4                        Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.5                        Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	SuperMedia Inc. 2200 West Airfield Driver P.O. Box 619810 D/FW Airport Texas, 75261 Attn: Chief Executive Officer With a copy to: General Counsel

Counsel to Debtors

Young Conaway Stargatt &
Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attn: Pauline K. Morgan, Esq.

Cleary Gottlieb Steen &
Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attn: Sean A. O’Neal, Esq.

Counsel to the SuperMedia Administrative Agent

Richards, Layton & Finger, P.A.

One Rodney Square

920 N. King Street

Wilmington, Delaware 19801

Attn: Mark Collins, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Steve Fuhrman, Esq.

Sandy Qusba, Esq.

Counsel to Dex One	Pachulski Stang Ziehl & Jones LLP 919 North Market Street, 17th Floor P.O. Box 8705 Wilmington, Delaware 19899-8705 (Courier 19801) Attn: Laura Davis Jones, Esq. Peter J. Keane, Esq.

Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022-4611 Attn: Marc Kieselstein, P.C. Christopher J. Marcus, P.C.

31

United States Trustee	Office of the United States Trustee for the District of Delaware 844 King Street, Suite 2207 Wilmington, Delaware 19801 Attn: Richard Schepacarter, Esq.

12.6                        Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7                        Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.8                        Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from www.epiq11.com/SuperMedia or the Bankruptcy Court’s website at www.deb.uscourts.gov.  Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

12.9                        Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (c) nonseverable and mutually dependent.

[The remainder of this page is intentionally left blank.]

32

Dated: April 24, 2013	SUPERMEDIA INC.

/s/ Samuel D. Jones
	Name:	Samuel D. Jones
	Title:	Executive Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA LLC

/s/ Samuel D. Jones
	Name:	Samuel D. Jones
	Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA SERVICES INC.

/s/ Samuel D. Jones
	Name:	Samuel D. Jones
	Title:	Vice President, Chief Financial
Officer and Treasurer

SUPERMEDIA SALES INC.

/s/ Samuel D. Jones
	Name:	Samuel D. Jones
	Title:	Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Debtors’ Joint Prepackaged Chapter 11 Plan]

EXHIBIT A

MERGER AGREEMENT

EXHIBIT B

AMENDED AND RESTATED SUPERMEDIA SECURED CREDIT AGREEMENT

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

X
:
In re	:	Chapter 11
:
SuperMedia Inc., et al.,(1)	:	Case No. 13-10545 (KG)
:
Debtors.	:	(Jointly Administered)
:
:
X

NOTICE OF FILING PLAN SUPPLEMENT FOR THE
DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

PLEASE TAKE NOTICE that on April 1, 2013, the above-captioned debtors (collectively, the “Debtors” or “SuperMedia”) filed the Plan Supplement for the Debtors’ Joint Prepackaged Chapter 11 Plan (the “Plan Supplement”), a copy of which is attached hereto.

PLEASE TAKE FURTHER NOTICE that the Debtors reserve the right, subject to the terms and conditions set forth in the Debtors’ Joint Prepackaged Chapter 11 Plan filed on March 18, 2013 [Docket No. 16] (as may be amended from time to time, the “Plan”), to alter, amend, modify, or supplement any document in the Plan Supplement; provided, if any document in the Plan Supplement is altered, amended, modified, or supplemented in any material respect prior to the hearing to confirm the Plan, the Debtors will file a blackline of such document with the Bankruptcy Court.

(1)                                                         The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are:  SuperMedia Inc. (5175), SuperMedia LLC (6092), SuperMedia Services Inc. (2834) and SuperMedia Sales Inc. (4411).  For the purpose of these chapter 11 cases, the service address for the Debtors is:  2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas, 75261.

Dated: April 1, 2013	CLEARY GOTTLIEB STEEN & HAMILTON LLP
Wilmington, Delaware
Sean A. O’Neal (admitted pro hac vice)
Emily Bussigel (admitted pro hac vice)
One Liberty Plaza
New York, New York 10006
Telephone: (212) 225-2000
Facsimile: (212) 225-3999

- and -

YOUNG CONAWAY STARGATT & TAYLOR, LLP

/s/ Pauline K. Morgan
Pauline K. Morgan (Bar No. 3650)
Patrick A. Jackson (Bar No. 4976)
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

Proposed Counsel for the Debtors
and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

X
:
In re	:	Chapter 11
:
SuperMedia Inc., et al.,(1)	:	Case No. 13-10545 (KG)
:
Debtors.	:	(Jointly Administered)
:
:
X

PLAN SUPPLEMENT FOR THE DEBTORS’
JOINT PREPACKAGED CHAPTER 11 PLAN

TABLE OF CONTENTS

Exhibit	Description
A	Schedule of Retained Causes of Action
B	Section 1129(a)(5) Disclosures
C	Form of Newdex Certificate of Incorporation

(1)                                                         The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s tax identification number, are:  SuperMedia Inc. (5175), SuperMedia LLC (6092), SuperMedia Services Inc. (2834) and SuperMedia Sales Inc. (4411).  For the purpose of these chapter 11 cases, the service address for the Debtors is:  2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas, 75261.

EXHIBIT A

SCHEDULE OF RETAINED CAUSES OF ACTION

Section 4.15 of the Plan provides that unless any Causes of Action(1) against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication., and therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity will vest in the Reorganized Debtors.  The applicable Reorganized Debtor, through its authorized agents or representatives, will retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors will have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

Notwithstanding, and without limiting the generality of, Section 4.15 of the Plan, the following exhibits, Exhibit A(i) through Exhibit A(vi), include specific types of Causes of Actions expressly preserved by the Debtors and the Reorganized Debtors, including:  (a) claims related to accounts receivable and accounts payable; (b) claims related to insurance policies; (c) claims related to deposits, adequate assurance postings, and other collateral postings; (d) claims, defenses, cross-claims, and counter-claims related to litigation and possible litigation; (e) claims related to contracts and leases; and (f) claims related to customer obligations, which are attached hereto as Exhibit A(i), Exhibit A(ii), Exhibit A(iii), Exhibit A(iv), Exhibit A(v), and Exhibit A(vi) respectively.  Each such exhibit is subject to the terms of the Plan and the information provided in this Exhibit A.

(1)                                                         Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan.

EXHIBIT A(i)

Claims Related to Accounts Receivable and Accounts Payable

Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action against or related to all Entities that owe or that may in the future owe money to the Debtors or Reorganized Debtors.  Furthermore, the Debtors expressly reserve all Causes of Action against or related to all Entities who assert or may assert that the Debtors or Reorganized Debtors owe money to them.  There is no schedule to this Exhibit A(i).

EXHIBIT A(ii)

Claims Related to Insurance Policies

The following Exhibit A(ii) includes insurance contracts and policies to which one or more Debtors are a party.  Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action based in whole or in part upon any and all insurance contracts, insurance policies, occurrence policies, and occurrence contracts to which any Debtor or Reorganized Debtor is a party or pursuant to which any Debtor or Reorganized Debtor has any rights whatsoever, regardless of whether such contract or policy is included on Exhibit A(ii), including Causes of Action against insurance carriers, reinsurance carriers, insurance brokers, underwriters, occurrence carriers or surety bond issuers relating to coverage, indemnity, contribution, reimbursement or any other matters.

EXHIBIT A(ii)

Insurance Policies

Insurer	Type of Coverage	Policy Number	Inception / Expiration Date
AIG/Chartis Illinois National Insurance Company	Employment Practices Liability Insurance	014921749	Dec 17, 2012 to Dec 17, 2013

AIG/Chartis Chartis Excess Limited	Employment Practices Liability Insurance — Punitive Wrap	13631117	Dec 17, 2012 to Dec 17, 2013

AIG Chartis Illinois National Insurance Company	Fiduciary liability insurance	014954447	Dec 17, 2012 to Dec 17, 2013

CNA Insurance	Fiduciary liability insurance (1st Excess)	287082278	Dec 17, 2012 to Dec 17, 2013

Hiscox Ltd	Error & omission insurance	TMT2320815	Dec 17, 2012 to Dec 17, 2013

CNA Insurance	Error & omission insurance (1st Excess)	425640418	Dec 17, 2012 to Dec 17, 2013

AIG/Chartis Illinois National Insurance Company	Directors and officers (“D&O”) insurance (primary)	01-704-31-59	Mar 31, 2012 to Mar 31, 2013

Zurich NA	D&O insurance (1st excess)	DOC9383923-03	Mar 31, 2012 to Mar 31, 2013

ACE Group	D&O insurance (2nd excess)	DOXG245829420004	Mar 31, 2012 to Mar 31, 2013

Endurance Specialty Group	D&O insurance (3rd excess)	DOX10003584900	Mar 31, 2012 to Mar 31, 2013

AXIS	D&O insurance (4th excess)	MNN747183/01/2012	Mar 31, 2012 to Mar 31, 2013

Starr Indemnity & Liability Co	D&O insurance (5th excess)	SISIXFL21054712	Mar 31, 2012 to Mar 31, 2013

Insurer	Type of Coverage	Policy Number	Inception / Expiration Date
XL Capital Group	D&O insurance (A-side & 6th excess)	ELU124989-12	Mar 31, 2012 to Mar 31, 2013

Hudson Insurance Group	D&O insurance (7th excess)	HN-0303-2958-033112	Mar 31, 2012 to Mar 31, 2013

WR Berkley Professional Liability	D&O insurance (8th excess)	18005494	Mar 31, 2012 to Mar 31, 2013

Crum & Forester Group	D&O insurance (8th excess)	556-008086-7	Mar 31, 2012 to Mar 31, 2013

AIG/Chartis Illinois National Insurance Company	D&O insurance (9th excess)	01-704-31-78	Mar 31, 2012 to Mar 31, 2013

AXIS	D&O insurance (9th excess)	MNN751597/01/2012	Mar 31, 2012 to Mar 31, 2013

CNA Insurance	D&O insurance (9th excess)	425538634	Mar 31, 2012 to Mar 31, 2013

XL Insurance America, Inc	Property insurance	US00010631PR12A	Nov 17, 2012 to Nov 17, 2013

AIG/Chartis	Workers compensation insurance	18112506 18112507 18112508 18112509 18112510	Nov 17, 2012 to Nov 17, 2013

Zurich North America	Workers compensation / auto & general liability insurance (2006 to Nov 2010)	Various	Nov 17, 2012 to Nov 17, 2013

AIG/Chartis	Auto insurance	4982999 & 4983000	Nov 17, 2012 to Nov 17, 2013

AIG/Chartis	General liability / Liquor liability policy	9645208 & 9645209	Nov 17, 2012 to Nov 17, 2013

Liberty Mutual Group	Crime	FI4N503415007	Nov 17, 2012 to Nov 17, 2013

4

Insurer	Type of Coverage	Policy Number	Inception / Expiration Date
Berkley Regional Insurance Co	Crime (excess)	BCR7100043712	Nov 17, 2012 to Nov 17, 2013

AIG/Chartis Insurance Co of the State of PA	Foreign general liability	WS11001629	Nov 17, 2012 to Nov 17, 2013

US Specialty Insurance	Kidnap & ransom insurance	U1285948	Nov 17, 2012 to Nov 17, 2013

XL Specialty Insurance	Umbrella	US00064467LI12A	Nov 17, 2012 to Nov 17, 2013

Liberty Insurance Underwriters Inc	Umbrella (excess)	100002409104	Nov 17, 2012 to Nov 17, 2013

Ohio Casualty Insurance Co	Umbrella (excess)	ECO(13)55339042	Nov 17, 2012 to Nov 17, 2013

Avia Ins UK Limited	Foreign UK Policy	36 OSP2280705	Nov 17, 2012 to Nov 17, 2013

IronShore Insurance Services	Super-Guarantee Fronting Policy	001108601	Sep 21, 2012 To Sep 21, 2013

AIG/Chartis Illinois National Insurance Company	D&O insurance run-off 2009 to 2015	180-73-83	Mar 31, 2009 to Dec 17, 2015

Zurich	D&O insurance run-off 2009 to 2015 (1st excess)	DOC9682235-01	Mar 31, 2009 to Dec 17, 2015

Travelers	D&O insurance run-off 2009 to 2015 (2nd excess)	EC09001559	Mar 31, 2009 to Dec 17, 2015

Hartford	D&O insurance run-off 2009 to 2015 (3rd excess)	00DA 0238201 07	Mar 31, 2009 to Dec 17, 2015

Axis	D&O insurance run-off 2009 to 2015 (4th excess)	MNN729452/0107	Mar 31, 2009 to Dec 17, 2015

5

Insurer	Type of Coverage	Policy Number	Inception / Expiration Date
AIG/Chartis Illinois National Insurance Company	D&O insurance run-off 2009 to 2015 (5th excess)	004809919	Mar 31, 2009 to Dec 17, 2015

AWAC	D&O insurance run-off 2009 to 2015 (6th excess)	C006425/002	Mar 31, 2009 to Dec 17, 2015

AXIS	D&O insurance run-off 2009 to 2015 (7th Excess)	MNN736208/0107	Mar 31, 2009 to Dec 17, 2015

Zurich NA	Environmental liability insurance 2006 - 2016	REL9682032-00	Nov 17, 2006 to Nov 17, 2016

Ace Casualty Risk	Premise pollution liability insurance (Des Plaines only) 2006 to 2016	PPL G2379844A 001	Nov 17, 2006 to Nov 17, 2016

Fidelity National; Indemnity Insurance Co.	Flood insurance	09 1150334563	May 5, 2012 to May 5, 2013

Department of Labor & Industries	Workers compensation insurance - Washington state only	326,995-09	Jan 1, 2013 to Apr 1, 2013

Bureau of Workers Compensation	Workers compensation insurance – Ohio only	1584438 & 1584441	Jan 1, 2013 to Sep 1, 2013

6

EXHIBIT A(iii)

Claims Related to Deposits, Adequate Assurance Postings, and Other Collateral Postings

Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action based in whole or in part upon any and all postings of a security deposit, adequate assurance payment, or any other type of deposit or collateral, regardless of whether such posting of security deposit, adequate assurance payment, or other type of deposit or collateral is included on Exhibit A(iii).  There is no schedule to this Exhibit A(iii).

EXHIBIT A(iv)

Claims, Defenses, Cross-Claims, and Counter-Claims Related to Litigation and Possible Litigation

The following Exhibit A(iv) includes Entities that are party to or that the Debtors believe may become party to litigation, arbitration, or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial.  Unless otherwise released by the Plan, the Debtors expressly reserve all claims, defenses, cross claims, and counterclaims against or related to all Entities that are party to or that may in the future become party to litigation, arbitration, or any other type of adversarial proceeding or dispute resolution proceeding, whether formal or informal, judicial or non-judicial, regardless of whether such Entity is included on the schedule accompanying this Exhibit A(iv).

EXHIBIT A(iv)

Claims, Defenses, Cross-Claims, and Counter-Claims Related to Litigation and Possible Litigation

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
!2Solvers v SuperMedia	N/A	Akula & Associates, PC, Kavitha Akula 1303 W Walnut Hill Lane, Ste 225 Irving, TX 75006	Texas	Contract

1-800-anytyme Plumbing	N/A	Law Offices of Gary A. Bemis,3870 La Sierra Ave - Suite 239,Riverside, CA 92505	California	Collections

3H CONTRACTING INC	STE E, 922 E 124TH AVE, TAMPA, FL 33612-3503	N/A	Florida	Collections

A & A TOPS	261 S ARROWHEAD AVE, SN BERNRDNO, CA 92408-1304	N/A	California	Collections

A & R AIR SOLUTIONS	510 Westbrook Ave, Brandon, FL 33511-5316	N/A	Florida	Collections

A All Type Siding & Roofing	N/A	Anes, Friedman, Leventhal & Balistreri, Attorneys at Law,52 Duane St. - 7th Floor,New York, NY 10007	New York	Collections

A ANYTYME PLUMBING	1064 La Mirada Ct. Vista, CA 92081	N/A	California	Collections

A AUTO INSURANCE CONNECTION	1225 Ken Pratt Blvd, Unit 215, Longmont, CO 80501	N/A	Colorado	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
A GOFF LIMO.COM	211 E High St Charlottesville VA 22902	N/A	Virginia	Collections

A One-air Inc	N/A	Weinstock, Friedman & Friedman, P.A.,Executive Centre, 4 Reservoir Circle,Baltimore, MD 21208-730	Maryland	Collections

A to Z Cleaning Kenneth Frederic	A to Z Cleaning Kenneth Frederic 4813 King Rd Allison Park, PA 15101	N/A	Pennsylvania	Contract

A-1 ACCESS CONSTRUCTION CO.	FL 2ND, 361 HARRISON AVE, GARFIELD, NJ 07026-1115	N/A	New Jersey	Collections

AA ROOTER PLUMBING SERVICE	93788 Carlisle Ln, Coos Bay, OR 97420	N/A	Oregon	Collections

Abc Payless Plumbing Service I	N/A	Fein, Such, Kahn & Sherpard, P.C.,7 Century Drive,Parsippany, NJ 07054	New Jersey	Collections

AboveNet Communications	N/A	David Ebert Ingram Yuzek Gainen Carroll & Bertolotti 250 Park Ave New York, NY 10177	New York	Contract

AC SERVICES	DANIEL WATERS, 794 GYPSUM CT, PERRIS, CA 92570-4551	N/A	California	Collections

ACCESS FENCE CO INC	2069 U.S. 1 Rahway, NJ 07065	N/A	New Jersey	Collections

Action; Animal Trappers	3134 South Canal Drive Palm Harbor, FL	N/A	Florida	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Adelphia Demolition & Recyclin	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Admiral Limousine Transportati	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	District of Columbia	Collections

Advanced Communication Solutio	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

Advanced Pool & Spa Inc	N/A	Marcadis & Associates, Attorneys At Law,5104 South Westshore Blvd.,Tampa, FL 33611	Florida	Collections

Advanced Roofing Systems	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Advantage Plumbing Heating & C	N/A	Heitner & Breitstein,P.O. Box 270,Wickatunk, NJ 07765	New Jersey	Collections

Affordable Electric, Morley v Idear	N/A	Briwn M. Puricelli, Law Offices of Brian M. Puricelli 691 Washington Crossing Rd Newtown, PA 18940	Pennsylvania	Contract

AHDOOT, BEN	STE 200, 1850 S SEPULVEDA BLVD, LOS ANGELES, CA 90025-4350	N/A	California	Collections

ALEXANDER COOPER DBA ASPHLT BY COOP	355 Rockland Ave, Manchester NH 03102	Margaritte Cooper	New Hampshire	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
All Seasons Heating & Air Inc	N/A	Wallick & Associates,51 Jefferson Blvd,Warwick, RI 02888	Rhode Island	Collections

ALL STARS FOUNDATION	3913 COUNTRY CLUB RD N, IRVING, TX 75038-5606	N/A	Texas	Collections

Allaire Chem Dry	Allaire Chem-Dry Starr Pizzazz Inc. 1727 Highway 34 Bldg 26 Wall Township, NJ 07727	N/A	New Jersey	Bankruptcy

Alpha Plumbing & Leak Location	N/A	Harrell Pailet & Associates,5454 La Sierra Dr.,Dallas, TX 75231	Texas	Collections

Alpine Roof Care Inc	N/A	Law Office of J. Michael Lovejoy,P.O. Box 25340,Seattle, WA 98165	Washington	Collections

Always In Service v. SuperMedia	N/A	Cohen and Willwerth PC Lawrence H. Fisher Paul Jay Cohen 660 Second Street Pike Southampton, PA 18966	Pennsylvania	Contract

Amayun v Wellness & SuperMedia	N/A	O’Flaherty Law PC Kevin O’Flaherty 5002 Main St, Downers Grove, IL 60515	Illinois	Contract

Amazing Access Control & Lock	N/A	Law Offices of Richard D. Ahlquist & Associates, P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233	Florida	Collections

Andersen;s World	8240 118th Ave North Ste 300 Largo	N/A	Florida	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Of Windows	FL 33773

Angels Plumbing & Heating Inc	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Anthony Landscapes Inc.	N/A	Amato & Lessa, P.C.,107 North Commerce Way, Bethlehem, PA 10817-893	Pennsylvania	Collections

Anthony McDuffie	4011 E. Miller Ave., Tampa FL 33617	Anthony McDuffie	Florida	Collections

Appalachian Financial v SuperMedia	N/A	O’Flaherty Law PC 91 Savannah Place POB ox 2182 Clayton, GA 30525	Georgia	Contract

Appleseeds Bankruptcy	Appleseeds 30 Tozer Rd Beverly, MA 01915	N/A	Delaware	Bankruptcy

Aquaman Mechanical v SuperMedia	Aquaman Mechanical 83 Armstrong Ave Staten Island, NY 10308	N/A	New York	Contract

Aquarius Door Services	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Arlen, Jeffrey v SuperMedia	73 Richard Ave, Merrick NY 11566	Jeffrey Arlen	New York	Employment-related

ASAP PLUMBING & HEATING INC	Laura Cullen 104 S. Sixth St. Perkasie, PA. 18944	N/A	Pennsylvania	Collections

Assured Locksmith Co Inc	N/A	Anes, Leventhal & Snyder, PLLC,266 Smithtown Blvd,Nesconset, NY 11767	New York	Collections

ASSURED SERVICE PLUMBING &	94 Main St Northborough,	N/A	Massachusetts	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
HTG	MA 01532

Atlas Enterprises Inc.	1804 Staples Mill Rd, Richmond VA 23230	N/A	Virginia	Collections

Auerbach v. Idearc Media	Jason M. Auerbach DDS 130 Kinderkamack Rd River Edge, NJ 07661	N/A	New Jersey	Contract — Errors/Omissions

AVS Heating & Cooling	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

B & B Electric	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	Pennsylvania	Collections

B C LOGISTICS INC	2428 Route 38 Cherry Hill, NJ 08002-1246	N/A	New Jersey	Collections

Baldino’s	N/A	Martin Schreiber Esq Law Office of Martin Schreiber 3600 Clipper Mill Rd, Suite 201 Baltimore, MD 21211	Maryland	Collections

Baldwin, Katheryn v SuperMedia	Kathryn C. Baldwin 1325 Quarrier St Apt 1 Charleston, WV 25301	N/A	West Virginia	Employment - Discrimination/Disabilities Law

Barnes, Victoria v SuperMedia	Victoria Barnes 2611 32nd Street SE Washington, DC 20020	N/A	Maryland	Employment - Discrimination/Disabilities Law

BENJAMIN MARTIN PA	1620 Main St Ste 1, Sarasota, FL 34236	N/A	Florida	Collections

Bensalem NRLB Saturday Work	Karen Sparks, CWA AFL CIO	N/A	Pennsylvania	Employment - Labor/Unions

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
1 State Rd Media, PA 19063

Berman, Asbel vs Verizon	Berman Asbel 20 West Third Street PO Box 625 Media PA 19063	N/A	Delaware	Contract

Big Sam Moving	Seth Hauser, Hauser & Associates 166 Mercer Street Suite 3A New York, NY 10012	N/A	New York	Collections

Bill’s Quality Electric v SuperMedi	N/A	William Kenney Esq 4228 N Josey Lane NNK Legal Group Carrollton TX 75010	Texas	Contract

Black Magic Chimney v SuperMedia	Malcom Tumey 318 2nd Street Buelton, CA 94612	N/A	California	Contract

BONNEAU,HUNT	1038 S ELM ST, CARROLLTON, TX 75006-7225	N/A	Texas	Collections

Boone Beale	N/A	Weinstock, Friedman & Friedman, P.A.,Executive Centre, 4 Reservoir Circle,Baltimore, MD 21208-730	Virginia	Collections

BRANDON ELECTRIC INC	Joseph Stampello 399 Market St., Ste. 200 Philadelphia, PA. 19106	N/A	Pennsylvania	Collections

Bruns, Roger v SuperMedia	Anthony Ratto 600 16th Street Oakland, CA 94612	N/A	California	Employment - Discrimination/Disabilities Law

Bucks County Artesian	1075 General Sullivan Rd. Washington Xing, PA 18977	Leonard W. Stone	Pennsylvania	Collections

Bush, John C. v SuperMedia	John C. Bush & Assoc PO Box 2700 Hemet CA 92546	N/A	California	Contract

Capstone Coating & Windows v Super	N/A	Kevin Badkoubehi, Badkoubehi & Dadmehr	California	Contract

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
10866 Wilshire Blvd Ste 400 Los Angeles, CA 90024

Car Care; Palumbo v SuperMedia	N/A	Gregory Palumbo, Esq Palumbo & Associates 10 West Front Street PO Box 1796 Media, PA 19063	Pennsylvania	Contract

Carbone Heat & Air Con	N/A	William A. L. Eckstein P.C.,100 Belchase Dr.,Matawan, NJ 07747	New Jersey	Collections

Cardinal Retirement Village	N/A	Fox Rothschild LLP Midtown Building Suite 400 1301 Atlantic Ave Atlantic City, NJ 08401	New Jersey	Collections

Cenova Snow Removal v Supermedia	Harry Scott 127 Black Walnut Lane Plymouth Meeting, PA 19462	N/A	Pennsylvania	Contract

Champion Fire v SuperMedia	12170 Santa Margarita Ct, R. Cucamonga, CA 91730	Jim Shehan	California	Contract

Chem-Dry Clearwater-Largo	N/A	Law Offices of Richard D. Ahlquist & Associates, P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233	Florida	Collections

Christian Painting v Supermedia	Steven Monks 25403 NE 53rd Street Vancouver, WA 98682	N/A	Oregon	Contract

City Fire Equipment	N/A	Cohen & Krassner,450 Seventh Avenue,New York, NY 10123	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Clark Law Offices Inc.	Kimberly Nauclear Esq. Clark Law Offices Inc. 6800 Indiana Ave Suite 295 Riverside, CA 92506	N/A	California	Collections

CMS Imaging v SuperMedia	Lynn Whitney 31 Lewis Binghamton, NY 13901	N/A	New York	Contract

Combined Insurance v. Verizon	N/A	Elizabeth L. Lippy, Farlie & Lippy 1501 Lower State Rd Bldg F Ste 304 North Wales, PA 19454	Pennsylvania	Collections

COMMONWEALTH REMODELING	2526 Monroeville Blvd, STE 206, Monroeville, PA	N/A	Pennsylvania	Collections

Complexions Day Spa, Inc.	N/A	The Mendelson Law Group,20058 Ventura Blvd, Box 54,Woodland Hills, CA 91364	California	Collections

Consumers Insurance Group	N/A	Marcadis & Associates, Attorneys At Law,5104 South Westshore Blvd.,Tampa, FL 33611	Florida	Collections

COOK’S MVG SVC INC	Archer Jones 1600 S. Church St. Smithfield, VA.23430	N/A	Virginia	Collections

Cool Ace Air Conditioning LLC DBA A	101 N 1st Ave, Phoenix, AZ	N/A	Arizona	Collections

CRAIG J OLSON	STE 300, 8875 HIDDEN RIVER PKWY, TAMPA, FL 33637-2087	N/A	Florida	Collections

Cross, Cathy v Beco, SuperMedia	N/A	Crosswhite Limbrick & Sinclair Heather	Maryland	Liability - Premises

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Beygo 405 Frederick Road Suite 260 Baltimore, MD 21228

Curtis Cost v SuperMedia	Curtis Cost 3525 Perry Ave Bronx, NY 10467	N/A	New York	Employment - Discrimination/Disabilities Law

CWA Local 1025 - 22-CA- 029377	Thomas Costello 656 Wyoming Ave Maywod, NJ 07607	N/A	New Jersey	Employment - Labor/Unions

DALLAS FLORAL	600 E. Sandy Lake Rd., Ste 110, Coppell, Texas 75019	Coppell Flowers	Texas	Collections

DAVID H TRUDEAU JR	432 Hall Street Manchester N 03103	David Thudeau Jr.	New Hampshire	Collections

David Klett	David Klett 420 Ft. Duuesne Blvd Ste 1325 Pittsburgh, PA 15222	N/A	Pennsylvania	Collections

DBSI Inc., bankruptcy	12426 W. Explorer Drive, Ste 220, Boise, ID 83713	DBSI Corporate Woods Lease Co LLC	Delaware	Bankruptcy

DEGEORGE CEILINGS INC	2861 Executive Dr Clearwater FL 34622	N/A	Florida	Collections

Deighan, David v SuperMedia	N/A	Davis & Davis 77 Franklin St 3rd Floor Boston, MA 02110	Massachusetts	Employment - Discrimination/Disabilities Law

Del Star Indust Inc	N/A	Ciconte & Wasserman, LLC,1300 King Street,Wilmington, DE 19899	Delaware	Collections

DESJARDINS & PANITZ LLP	3838 ORANGE ST, RIVERSIDE, CA 92501-3636	N/A	California	Collections

Dial-A-Sewerman	Dial A Sewerman	N/A	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Inc 22417 A Union TPKE Oakland Gardns, NY

Discount Air Conditioning	N/A	Law Offices of Richard D. Ahlquist & Associates, P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233	Florida	Collections

DISCOUNT AWNINGS	6108 26th St West, Bradenton, FL 34207	N/A	Florida	Collections

Discount Disposal & Demo	N/A	Wallick & Associates,51 Jefferson Blvd,Warwick, RI 02888	Rhode Island	Collections

Done Right 1 Llc	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Door & Glass Services Inc	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

DURACLEAN & KIRSCH SVC LLC	10211 Timber Wolf Court, New Port Richey, FL 34654	N/A	Florida	Collections

Dycarp Inc	N/A	Weinstock, Friedman & Friedman, P.A.,Executive Centre, 4 Reservoir Circle,Baltimore, MD 21208-730	Virginia	Collections

EARTHTECH CONTRACTING, INC.	William Brewer 1217 Shore Rd. Marmora, NJ. 08223	N/A	New Jersey	Collections

Elmer S Automotive	N/A	Law Offices of Richard D. Ahlquist & Associates,	Florida	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233

EMERGENCTY LOCKSMITH	N/A	Steven Krongold Krongold Law Corp. 8105 Irvine Center Dr., #900 Irvine, CA. 92618	California	Collections

EMERGENCY PLUMBING LLC	Shaye Mann 1212 E. Osborn Rd., Ste. 111 Phoenix, AZ. 85014	N/A	Arizona	Collections

Essex Pipe	Ivan Gonzalez, Essexx Pipe 54 Greylock Ave Belleville, NJ 07109	N/A	New Jersey	Collections

Eugene Levy Atty	N/A	Anes, Friedman, Leventhal & Balistreri, Attorneys at Law,52 Duane St. - 7th Floor,New York, NY 10007	New York	Collections

Fairpoint Communications-bankruptcy	521 E. Morehead St, Ste 250, Charlotte NC 28202	Susal Sowell, Asst General Counsel	New York	Bankruptcy

Forbes Steakhouse v. SuperMedia	N/A	Natasha Hanna PC 4717 Jenn Drive Ste 102 Myrtal Beach, SC 29577	South Carolina	Contracts

Frank Lawing Dba Simply Stumps	N/A	Joel S. Stuttman, P.C.,44 South Broadway - Suite 402,White Plains, NY 10601	New York	Collections

FREDRICK I TAYLOR DBA PERFORMANCE A	2662 Anderson Hwy Powhaton, VA 23139	Fredrick Taylor	Virginia	Collections

Freedom Communications Holdings	17666 Fitch, Irving, CA 92614	Rachel Sagan	Delaware	Bankruptcy

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Ganley Law Offices	1809 E MAIN ST, WAYNESBORO, PA 17268-1878	N/A	Pennsylvania	Collections

GARDEN STATE SEAMLESS GUTTERS	PO BOX 545, ANNANDALE, NJ 08801-0545	N/A	New Jersey	Collections

Garfield Pest Control	N/A	Law Offices of Niederman, Stanzel & Lindsey,55 West Webster Street,Manchester, NH 03104	New Hampshire	Collections

Gary; Gantzert Plumbing	517 Auzerais Ave, San Jose, California 95126-3616	N/A	California	Collections

GAUDENZIA INC	106 W MAIN ST, NORRISTOWN, PA 19401-4716 US	N/A	Pennsylvania	Collections

Gem Shop v SuperMedia	N/A	Alexander J. Mezny Esq 800 N. Church Street PO Box 589 Rockford, IL 61105	Illinois	Libel/Slander/Defamation

General Heating & Cooling	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Geoffrey Yark dba The Yark Ins.	101 Duncraig Dr. Unit 111, Lynchburg, VA.	N/A	Virginia	Collections

GEORGE E MARZLOFF P.C.	385 GARRISONVILLE RD SUITE 110A, STAFFORD, VA 22554	N/A	Virginia	Collections

Glavan, Joyce v SuperMedia	N/A	Neil D Honschke, Esq. Silvi Fedele & Honschke 189 Route 37 West Toms River NJ, 08755	New Jersey	Torts

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
GLOBAL ADVERTISING AGENCY	GLOBAL ADVERTISING AGENCY	N/A	California	Collections

Goodwill v SuperMedia LLC	N/A	Loren K. Allison, Esq 126 West Columbia St Suite 300 Fort Wayne, 46802	Indiana	Contract

Granger v Chadds & 3rd Pty SuperMed	N/A	Joseph Dougherty Esq Lyons Dougherty LLC 6 Ponds Edge Drive Suite 1 Chads Ford PA 19317	Pennsylvania	Contract

GT ASSOCIATES INC	431 B Park Av,WORCESTER, MA 01610-1335	N/A	Massachusetts	Collections

Hamilton, Paula v SuperMedia	N/A	Emily Stout, Clouse Dunn 1201 Elm St Dallas, TX 75270	Texas	Employee Agreements/Benefits/ERISA

Harman Bail Bonds v SuperMedia	Mark Harman 86 Trinity Pt Rd Swoope VA 24479	N/A	Virginia	Contract — Auto Renewal

Harrahill v. Idearc	John Harrahill 1311 Elm Street Valparaiso IN 46383	N/A	Indiana	Contracts - Errors/Omissions

Harrison Comics v SuperMedia LLC	N/A	Julian Lebeck Esq, Law Offices of Julian Lebeck 105 Kenoza Ave Haverhill MA 01830	Massachusetts	Contract

Haverhill Steel	N/A	Alan I. Margolies,793 Washington St.,Canton, MA 02021	Massachusets	Collections

HEAVENLY PEST CONTROL LIC#6036	261 SIESTA AVE, THOUSAND OAKS, CA 91360-1818	N/A	California	Collections

Henry Murray	N/A	Hudson Law Offices, P.C.,900 Route 168,	New Jersey	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Ste. C-2,Turnersville, NJ 08012

Herbert Fry Jr	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

Horizon Roofing v Idearc Media Corp	N/A	Michael F. Connolly Law Offices of Joseph S. Lyons 1006 Dulaney Valley Rd Towwon, MD 21204	Maryland	Contract

Houdini Lock & Safe	N/A	John P. Sabatina Sr, Esq, Sabatina & Associates 7720 Castor Ave 2nd Floor Philadelphia, PA 19152	Pennsylvania	Collections

HURRICANE GLASS SHIELD INC	Adam Mohammadbhoy 202 Old Main St. Bradenton, FL. 34205	N/A	Florida	Collections

Idearc Media Corp v Kimsey Law Grou	N/A

Michael Addison, Esq.

Addison & Depano, P.A.

400 North Tampa Street, Suite 1100

Tampa FL 33602

Edward A. Doskey, Esq.

Kimsey Law Group

3816 W Linebaugh Avenue # 412

Tampa FL 33618

Charles M. Hamilton— French & Hamilton LLC

211 N. Record St.,

			Florida	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Ste. 400 Dallas, TX 75202

Idearc Media v Blue Wilson & Blue	N/A	Douglas J. Blue, Esq 471 E Broad Street Suite 1100 Columbus, OH 43215	Ohio	Collections

Idearc Media v Asherson Klein	N/A	Christopher D. Lockwood Esq. Arias & Lockwood 225 W. Hospitality Lane, Ste 314 San Bernardino, CA 92408	Texas	Collections

Idearc Media v Beltway Garage Doors	N/A	Merrill Cohen Esq, Cohen Baldinger & Greenfeld 7901 Woodmont Ave, Ste 1102 Bethesda, MD 20804	Maryland	Collections

Idearc Media v John N. Ellis, attor	N/A	Frank C. Corso Sarrouf Corso LLP 95 Commercial Whaft Boston,. MA 02110	Massachusetts	Collections

Idearc Media v Pro Satellite	N/A	Kevin J. Hoyt, Esq 1010 2nd Avenue # 1300 San Diego, CA 92101	California	Collections

Idearc Media v. John C. Flood	N/A	Law office of Charles McGarry, Charles McGarry Esq 701 Commerce St Ste 400 Dallas, TX 75202	Texas	Collections

Idearc Media v. Siegel Kelleher	N/A	Phillips Lutle LLP Kenneth Manning Esq 3400 HSBC Center Buffalo, NY 14203	New York	Collections

Idearc Media v.	N/A	David J. Sockol Esq	Florida	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Ultimate Image		325th Street North Saint Petersburg, FL 33701

Idearc v. Alex Figliolia Contractin	Alex Figliolia Contracting 420 Carroll St Jerry McMahon Brooklyn, NY 11215	N/A	New York	Collections

Idearc v. Chick A Chop Electric	Joseph Chickachop 1220 S 35th St Chick-A Chop Electric Philadelphia, PA 19146	N/A	New Jersey	Collections

Idearc v. Palmisano & Associates	N/A	James E. Brown, PC 2111 East Highland Ave Ste 145 Phoenix, AZ 85016	Arizona	Collections

Idearc v. Phillips & Associates	N/A	Claudio Iannitelli, Esq Cheifetz Iannitelli Morcolini 111 West Monroe St 17th Floor Phoenix, AZ 85003	Arizona	Collections

Idearc v. Shamrock Moving	N/A	Marc J. Nehmad Esq. 1001 Tilton Rd, Ste 203 Northfield, NJ ‘08225	New Jersey	Collections

Implant & General Dentistry Of	N/A	Yates & Schiller, 1489 West Palmetto Park Road,Boca Raton, FL 33486	Florida	Collections

IT GURUS LLC	13807 Bronco Pl, Germantown, MD 20874	N/A	Maryland	Collections

J Oliverio Painting v SuperMedia	Joseph Oliverio 442 Broadway Ave Clarksburg, WV 28301	N/A	West Virginia	Contract

J; Edmund Construction	1822 COUNTY ROUTE 6, FULTON, NY 13069-4017	N/A	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
JACK WILLIAMS & SONS	112 Greylock Ave Belleville, NJ 07109	N/A	New Jersey	Collections

James D Garrett & Associates	N/A	David H. Gouger, P.C.,7834 Forest Hill Avenue,Richmond, VA 23225	Virginia	Collections

JAY’S WINDOW CLEANING	8601 4th St, N, St Petersburg, Fl 33702	N/A	Florida	Collections

JD PAVING	642 Cowpath Rd, Lansdale, PA 19446	N/A	Pennsylvania	Collections

Jean-Gilles	N/A	Christopher Post Esq. 60 East Rio Salado Parkway te 900 Tempe, AZ 85281	Arizona	Contract

Jeffcoat Law Firm v Idearc Media	N/A	Robert Lovelace 1310 Second Ave PO Box 1704 Conway, SC 29528	South Carolina	Contract

JIM QUEEN’S TRANSMISSION	UNIT B,1802 5TH ST W, BRADENTON, FL 34205-8300	N/A	Florida	Collections

Joe Young Law	N/A	Law Offices of Gary A. Bemis,3870 La Sierra Ave - Suite 239,Riverside, CA 92505	California	Collections

John H Lange	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

JOHN PERRY	Gizmunt-Smith PC, 100 Corporate Pl, Peabody, MA 01960	N/A	Massachusetts	Collections

JRC DEMOLITION AND RUBBISH REM	Charles Gruen 381 Broadway, Ste. 300 Westwood, NJ. 07675	N/A	New Jersey	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Just Right Plumbing v SuperMedia	John Pipkin 5927 West 85th Place Los Angeles, CA 90045	N/A	California	Contract

K L Foote Pa	N/A	Adorno & Yoss, LLP,1625 South Congress Ave,Del Ray Beach, FL 33445	Florida	Collections

K&L Construction v SuperMedia	Ebrahim Kazemi 19-345 N. Indian Ave Palm Springs, CA 92263	N/A	California	Contract

Kamco Moving Service	N/A	Marcadis & Associates, Attorneys At Law,5104 South Westshore Blvd.,Tampa, FL 33611	Florida	Collections

KAREN M GLOVER ATTY	2123 PINNACLE CIR N, PALM HARBOR, FL 34684-1769	N/A	Florida	Collections

Kelmatt Inc DBA Atlas Rooter	1804 Staples Mill Rd, Richmond VA 23230	N/A	Virginia	Collections

Kerley, Heidi v SuperMedia LLC	N/A	Loren G. Klitsas Klitsas & VercherPC 550 Westcott Suite 570 Houston, TX 77007	Texas	Employment - Discrimination/Disabilities Law

KEVIN DIFFLEY DBA DIFFLEY & DAUGHTE	30 Exchange Terrace Providence RI 02903	N/A	Rhode Island	Collections

Kevin Shea AttorneyAt Law	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

Kezios dba Victor Villa v SuperMedi	Theodoros Kezios 2201 W.	N/A	California	Contract

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Francisquity Ave West Covina, CA 91790

Khalil Alasfar	N/A	Fein, Such, Kahn & Sherpard, P.C.,7 Century Drive,Parsippany, NJ 07054	New Jersey	Collections

Kochav Kocha/Miriam Kocha	M&S Carpet, Unit 16, 5477 Nestle Ave., Tarzana, CA 91356	Kochav Kocha Miriam Kocha	California	Collections

KOKO BOODAKIAN & SONS INC	18 Lochwan St, Winchester, MA 01890	N/A	Massachusetts	Collections

KURT J KWAK DBA KWAK LAW FIRM	796 N PENNSYLVANIA AVE, WILKES BARRE, PA 18705-2407	N/A	Pennsylvania	Collections

LABRON E TAYLOR	920 Clark Rd, Lakeland, FL 33815	N/A	Florida	Collections

LANCER CONTRACTING & SERVICE CO INC	71 CONCORD AVE, BELMONT, MA 02478-4028	N/A	Massachusetts	Collections

LAW OFFICE OF JAMES PORTMAN WEBSTER	Jim Webster, 935 E MAIN ST, MESA, AZ 85203-8874	N/A	Arizona	Collections

LAW OFFICE OF KEVIN BOYD	Anatole Barnstone 508 W. 12th St. Austin, TX. 78701	N/A	Texas	Collections

Lawrence Floor Co	N/A	Weiner & Lange, P.C.,95 State Street,Springfield, MA 01103	Massachusetts	Collections

Leban & Associates Pc	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA	Virginia	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
22032

Lee Kim - EEOC Charge	Kim Lee 13001 Old Stage Coach Rd Apt 1314 Lauren, MD 20708	N/A	District of Columbia	Employment - Discrimination/Disabilities Law

LELAND ENTERPRISES	121 Butternut Ln Virginia Beach, VA 23452	N/A	Virginia	Collections

Lewis, Jon v Frontier, SuperMedia	N/A	Rosevelt Thomas Westrate & Thomas 204 Commercial St PO Box 359 Dowagiac, MI 49047	Michigan	Contracts - Errors/Omissions

LIGHTNER LAW OFFICES PC	4654 Hamilton Blvd, ALLENTOWN, PA 18103-6021	N/A	Pennsylvania	Collections

Limousine Link	N/A	Law Offices of Gary A. Bemis,3870 La Sierra Ave - Suite 239,Riverside, CA 92505	California	Collections

Linnan & Fallon	Linnan & Fallon, LLP 61 Columbia Street Ste 300 Albany, NY 12210	N/A	New York	Collections

LiPovsky v. SuperMedia	Micha Lipovsky 200 Hanover Street Apt 402 Manchester, NH 03104	N/A	New Hampshire	Contract

Locksmith Charlie Eastwood v Super	Charles Eastwood 4024 n 84th Lane Phoeniz, AZ 85037	N/A	Arizona	Contract

Long Island Entry Door Corp	N/A	Joel S. Stuttman, P.C., 44 South Broadway - Suite 402,White Plains, NY 10601	New York	Collections

Long Island Moving & Storage I	N/A	Joel S. Stuttman, P.C., 44 South Broadway - Suite 402,White Plains,	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
NY 10601

Loveless v. SuperMedia	N/A	Max A Myers Esq. 1220 Medical Park Dr #3 Fort Wayne, IN 46825	Indiana	Collections

Madden; Constr Co Inc	30 W Old Country Rd Hicksville, NY 11801	N/A	New York	Collections

MARVEL BUILDERS & REMODELERS INC	5918 TORRESDALE AVE, PHILADELPHIA, PA 19135-4127	N/A	Pennsylvania	Collections

McArdle, Paul v Idearc Media	N/A	Paul McArdle, Esq 1101 Oliver Bldg 535 Smithfield St Pittsburgh, PA 15222	Pennsylvania	Contract

McCullough & Eisenberg Law Offices	McCullough Eisenberg LLC 530 West Street Rd Carol McCullough, Stuart Eisenberg Warminster, PA 18974	N/A	Pennsylvania	Torts

McMaster v Brooks & SuperMedia	N/A	Wendell W Clancy 7 S 2nd Ave St. Charles, IL 60174	Illinois	Liability - Auto

Messer Law Group Llc	N/A	Hammerman & Hultgren, P.C.,3101 North Central Ave,Phoenix, AZ 85012	Arizona	Collections

Michael Giangrandi	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Maryland	Collections

Michael Stern T-a Lo Cost Movi	N/A	Joel S. Stuttman, P.C.,44 South Broadway - Suite 402,White Plains, NY 10601	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Michael Wilson	N/A	Levi Zaslow, Esq. Joseph, Greenwald & Laake, PA 6404 Ivy Lane Ste 400 Greenbelt, MD 20770	District of Columbia	Collections

Mike Mccloskey Affordable Plum	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

Miles, Frank v Super Media LLC	Frank Miles 10912 Oakwood St Silver Spring, MD 20901	N/A	Maryland	Contract

Miles, Kelly v SuperMedia	N/A	The Reichek Firm PLLC, Amanda Reichek 7557 Rambler Rd Ste 950 Dallas, TX 75231	Texas	Employment - Discrimination/Disabilities Law

MITTMAN LIEBMAN ASSC	STE 1, 593 BETHLEHEM PIKE, MONTGOMERYVLE, PA 18936-9709	N/A	Pennsylvania	Collections

Monroe Collision v. Idearc	1250 Englishtown Rd, Old Bridge NJ 08857	Tom Tarranova	New Jersey	Contract

Montague, Patrick v SuperMedia LLC	Patrick Montague 13115 Ideal Drive Silver Spring, MD 20908	N/A	Maryland	Employee Agreements/Benefits/ERISA

Multiple Directory Service, Inc	8832 Blakeney Prof Dr, Charlotte, NC 28277	N/A	North Carolina	Collections

Murphy, Noe & Palmer v Verizon	N/A	Mark J. Oberti, Oberti Sullivan LLP 723 Main Street Ste Ste 340 Houston, TX 77002	Texas	Employee Agreements/Benefits/ERISA

NAIBURG & ROSENBLUM	Gerald Lotto 3330 Veterans Memorial Hwy. Bohemia, NY. 11716	N/A	New York	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Natt, Dan Termination	N/A	Alan Kaufman CWA AFL CIO 102 South Warren Street Trenton, NJ 08608	New Jersey	Employment - Labor/Unions

NETWORK; TECHNOLOGY ACADEMY	20 Holland St Somerville, MA 02144	N/A	Massachusetts	Collections

Neumann v. SuperMedia LLC	N/A	John A. Dailey 521 Fifth Ave 28thFloor New York, NY 10175	New York	Torts

New Industry & Trade, Zhao v Idearc	N/A	Alan Kaufman CWA AFL CIO 102 South Warren Street Trenton, NJ 08608	Maryland	Contract

New Jersey Direct Dealing	CWA Representative, 102 South Warren St., Trenton, NJ 08608	Alan Kaufman	New Jersey	Employment - Labor/Unions

Newman, Alan Burton	Alan Burton Newman Esq. Sigalit Shoghi Esq 4344 Promenade Way, Ste 104 Marina Del Rey, CA 90292	N/A	California	Collections

Newton, James (Law Offices)	N/A	Greg Haffner Curran Law Firm PS 555 West SmithStreet PO Box 140 Kent, WA 98035	Washington	Collections

Newtown Termite & Pest Inc	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

Northern Lights	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg	Virginia	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Court,Fairfax, VA 22032

Odelugo & Johnson LLC	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Maryland	Collections

O’Driscoll, Stephen v SuperMedia	Stephen O’Driscoll 213 Paddock Circle Jeffersonville, PA 19403	N/A	Pennsylvania	Employment - Discrimination/Disabilities Law

ORIENTAL SPA	3606 Saviers Rd, Oxnard, CA 93033	N/A	California	Collections

Paintings Of The World	Paintings of the World 3334 Tyrone Blvd N. St Petersburg, FL 33710	N/A	Florida	Collections

Palmer, Jones, et al v SuperMedia	N/A	Mark J. Oberti, Oberti Sullivan LLP 723 Main Street Ste Ste 340 Houston, TX 77002	Texas	Employment - Labor/Unions

Pals Plumbing	N/A	Steven Hambro Esq 12 Stults Road Ste 104 Dayton, NJ 08810	New Jersey	Collections

Paterson, Ian v SuperMedia	N/A	Alan Compagnon Esq CWA Legal Counsel 3961-B Stillman Parkway Glen Allen, VA 23060	Virginia	Employment - Labor/Unions

Paula Green	N/A	Law Offices of Niederman, Stanzel & Lindsey,55 West Webster Street,Manchester, NH 03104	New Hampshire	Collections

Pete’s Asphalt & Concrete	6515 Bock Terrace, 12, Oxon Hill, MD	N/A	Maryland	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
20745

Phase Iii Movers Inc	N/A	Anes, Friedman, Leventhal & Balistreri, Attorneys at Law,52 Duane St. - 7th Floor,New York, NY 10007	New York	Collections

Pioneer Concrete	N/A	Daniel L. Grill Esq Thomas Thomas Hafer PO Box 999 Harrisburg, PA 17108	Pennsylvania	Collections

Po-well Trauma Cleaning	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

Professional Appliance	N/A	Ryan D. Gesten, P.A.,6824 Griffin Road,Davie, FL 33314	Florida	Collections

PRO-TECH PLUMBING LLC	213 Avenue D, SW Winterhaven, FL 33880	N/A	Florida	Collections

Quality First Storage Cabi	N/A	Hammerman & Hultgren, P.C.,3101 North Central Ave,Phoenix, AZ 85012	Arizona	Collections

R A Kwiatkowski	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

RAPID ROOTER PLUMBING & DRAIN	ATTN: DAVID NIEVES, PO BOX 188 , AUDUBON, NJ 08106-0188	N/A	New Jersey	Collections

Redmond, Paul v Supermedia LLC	Paul Redmond 6720 Bonie Ridge Dr. Apt 202	N/A	Maryland	Employee Agreements/Benefits/ERISA

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Baltimore, MD 21209

Reginald Estell Jr Pa	N/A	Yates & Schiller,1489 West Palmetto Park Road,Boca Raton, FL 33486	Florida	Collections

Reib Firm, PCCL v Supermedia LLC	Scott Reib Firm PLLC 1173 Bent Oak Ct Suite 200 Denton, TX 76210	N/A	Texas	Contracts

Retiree Medical NLRB Charge - Bosto	Attorney at law 8405 Princeton Ave, Denver, CO 80237	Curtis L. Kennedy, Esq.	Massachusetts	Employment - Labor/Unions

Richmond Professional Termite	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

Riordan, Kevin v SuperMedia	Kevin Riordan Esq 20 Hadley Ave Toms River, NJ 08753	N/A	New Jersey	Contract

Robby S Septic Tank Service	N/A	Law Offices of Richard D. Ahlquist & Associates, P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233	Florida	Collections

ROBERT DATNER ATTY	340 N LANSDOWNE AVE, LANSDOWNE, PA 19050-1018	N/A	Pennsylvania	Collections

ROBERT J HERRON	STE 219, 16400 PACIFIC COAST HWY, HUNTINGTN BCH, CA 92649-1823	N/A	California	Collections

Rosati’s; Authentic Chicago Pizza	203 N PROSPECT RD, BLOOMINGTON,	N/A	Illinois	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
IL 61704-3552

Rosinsky v. Idearc Media	Alan Rosinsky 44 E. 67th St New York, NY 10065	N/A	New York	Contract

S & R Hauling Inc. v Supermedia	N/A	Jim D Fender 22809 E Alamo Lane Auroro, CO 80015	Colorado	Contract

S T SMITH PLUMBING AND HEATING	160 Westminster St #400 Providence RI 02903	N/A	Rhode Island	Collections

Safer Storage Lancione v SuperMedia	Richard Lancone 380 Jefferson St Bellaire, OH 43906	N/A	Ohio	Contract - Auto Renewal

Salvatore Vigliotti	333 E Onondaga St Syracuse NY 13202	N/A	New York	Collections

Sanchez, Joan Larson		McCormac & Associates 655 Montgomery Street Ste 1200 San Francisco, CA 94111	California	Employment - Discrimination/Disabilities Law

SANTA BARBARA LAW OFFICES	518 W STEPHEN ST, MARTINSBURG, WV 25401-2628	N/A	West Virginia	Collections

Santoro Tile & Marble Distribu	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

Scaife, Georgia v SuperMedia	Kilgore & Kilgore Kilgore Law Center, 310-0 Carisle, Dallas, Texas 75204	Robert E. Goodman Jr.	Texas	Employee

Schimmerling, Thomas	Thomas Schimmerling 98 Main Street; PO Box 168 Schimmerling Law Offices Delhi, NY 13753	N/A	Texas	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Schmitz, Wilfried v Idearc	Wilfried Schmitz Esq 17040 El Camino Real Houston, TX 77058	N/A	Texas	Contract

SEAL ROOFING CO., INC.	Alan Gelb 349 Bustleton Pike, Feasterville, PA. 19053	N/A	Pennsylvania	Collections

Senn Koppel Law Office	STE 220, 14350 CIVIC DR, VICTORVILLE, CA 92392-2343	N/A	California	Collections

Service Tours Inc. v SuperMedia Inc	N/A	Martin Fishman Esq 5 Sunderland Place Suffem, NY 10901	New York	Contracts - Errors/Omissions

Shapiro, Ron v Supermedia	Ronald M. Shapiro 103 Norman Rd Pasadena, MD 21122	N/A	Maryland	Contract

Sherry Ellis	N/A	Richard Ellis PA 3202 N. Tamiami Trail Sarasota, FL 34234	Florida	Collections

Signmasters Signs v. Idearc	Signmasters, Sharon Spates 2300-2318 Fairmont Ave Atlantic City, NJ 08401	N/A	New Jersey	Contracts - Errors/Omissions

Silva, Fabio v All Week Plumbing	N/A	Ronald A Sarno Esq Sarno & Defelice LLC 145 North Walnut Street Ridgewood, NJ 07450	New Jersey	Contract

Sivel, Exteriors v SuperMedia	Thomas Sivel 170 Covington Lane Woodbury, NJ 8096	N/A	New Jersey	Contract

So California Plumbing Co	N/A	Law Offices of Gary A. Bemis,3870 La Sierra Ave - Suite 239,Riverside, CA 92505	California	Collections

South Strand Oral & Maxillofac	N/A	Don Rothwell,17-B Surrey Court,Columbia, SC 29212	South Carolina	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Southwest VA Veterinary v SuperMedi	N/A	A Benton Chafin Esq. Chafin Law Firm PC 44 East Main St PO Box 1210 Lebanon, VA 24266	Virginia	Contracts - Errors/Omissions

SPATES THE FLORIST	5346 US RT 5, New port, VT 05855	N/A	Vermont	Collections

Springfield Optometrc Assoc	N/A	Weiner & Lange, P.C.,95 State Street,Springfield, MA 01103	Massachusetts	Collections

ST PETERSBURG GLASS	POB 100 Dunedin, FL 34697	N/A	Florida	Collections

STONG PLUMBING	Matthew Homsher 53 N. Duke St. Lancaster, PA. 17602	N/A	Pennsylvania	Collections

Stormguard Roofing Llc	N/A	Brammer Law Office, P.C.,218 South 3rd Street,Sterling, CO 80751	Colorado	Collections

SULEJMAN LITA	5 SICOMAC RD, STE 354 NORTH HALEDON, NJ 07508-2972	N/A	New Jersey	Collections

SUMMERHILL APPLIANCE	14330 Agave St Moreno Valley, CA 92553	N/A	California	Collections

Sunday and Everyday v SuperMedia	Hossein Ghaffari 1811 W Katella Ave #147 Anaheim, CA 92804	N/A	California	Contract

Superior; Overhead Door Service	211 S Ridge St Port Chester NY 10573	N/A	New York	Collections

SW Burke Co	N/A	Cohen & Associates, P.C.,10 Federal Street - Suite 12,Salem, MA	Massachusetts	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
01970

Teichberg, Arthur v SuperMedia	Arthur Teichberg 216 East 45th Street Suite 904 New York, NY 10017	N/A	New York	Contracts - Errors/Omissions

THE COOL TEAM	1426 Skees Road West Palm Beach, FL 33411	N/A	Florida	Collections

The Home Services Group Ashes	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA 10817-893	Pennsylvania	Collections

THE KING LOCKSMITH	133 Peach Tree St, Atlanta, GA 30303	N/A	Georgia	Collections

THE RICH FIRM LLC	STE 1050, 1100 G ST NW, WASHINGTON, DC 20005-7405	N/A	Maryland	Collections

The Specialists Insurance Brok	N/A	Anes, Friedman, Leventhal & Balistreri, Attorneys at Law,52 Duane St. - 7th Floor,New York, NY 10007	New York	Collections

The Van House Mobility Pr	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

The Window Factory Inc	N/A	Hudson Law Offices, P.C.,900 Route 168, Ste. C-2,Turnersville, NJ 08012	New Jersey	Collections

The; Masters Plumbing Heating & Coo	PO BOX 4909, CLIFTON, NJ 07015-4909	N/A	New Jersey	Collections

Thomas F Jansen	N/A	Amato & Lessa, P.C.,107 North Commerce Way,Bethlehem, PA	Pennsylvania	Collections

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
10817-893

TMP Directional Marketing, LLC Bank	N/A	Morton Branzburg 1835 Market Street Suite 1400 Philadelphia, PA 19103	Delaware	Bankruptcy

Towson Automotive v Idearc Media	N/A	Mark A. Cohen, Esq 700 Kenilworth Drive Townson, MD 21204	Maryland	Contract

Tremblay Bankruptcy	N/A	Michael A. Cataldo Esq. Cibik & Cataldo PC 1500 Walnut St Ste 900 Philadelphia, PA 19102	Pennsylvania	Bankruptcy

TRU-LINE FENCING	1407 HARDY ST, LEVITTOWN, PA 19057-4729	N/A	Pennsylvania	Collections

Tully, Bernard v Idearc Media	N/A	Tully Bernard, Esq. 2301 Lawyers Building Pittsburgh, PA 15219	Pennsylvania	Contract

UNDERHILL & UNDERHILL	STE 306N, 5340 S QUEBEC ST, GREENWOOD VLG, CO 80111-1938	N/A	Colorado	Collections

Velardi, Adriane v Supermedia	N/A	Wolfgang Florin, Esq. Florin Roebig, PA 777 Alderman Rd Palm Harbor, FL 34683	Florida	Employment - Discrimination/Disabilities Law

Verizon YP v. Plaza Galleries of NY	N/A	Gregory Danenberg Esq Law Offices of Gregory Danenberg 825 Third Ave 2nd Floor New York, NY 10022	New York	Collections

Waldorf Electric v	Kevin Dotson	N/A	Maryland	Contract

MATTER NAME / COUNTERPARTY	ADDRESS	ATTORNEY FOR COUNTERPARTY	JURISDICTION	DESCRIPTION
Supermedia	2169 Crain Hwy Apt 112 Waldorf, MD 20601

Waterworks Plumbing & Backflo	N/A	Relin, Goldstein & Crane, LLP,28 East Main Street, Suite 1800,Rochester, NY 14614	New York	Collections

Watson Premier Painting	N/A	Law Offices of Richard D. Ahlquist & Associates, P.A.,4509 Bee Ridge Rd. Unit D,Sarasota, FL 34233	Florida	Collections

Watts, Brett v Supermedia LLC	N/A	Law OFfices of Paul G. Vick 6243 IH 10 West Suite 860 San Antonio, TX 78201	Texas	Employment - Discrimination/Disabilities Law

Weinberg, Arnold v SuperMedia	Dr. Weinberg 137 N Narberth Ave Narberth, PA 19072	N/A	Pennsylvania	Contract

William Donnelly	1020 SPRING VALLEY RD, MEADOWBROOK, PA 19046-1129	N/A	Pennsylvania	Collections

WILLIAM G COHEN	3307 WILMINGTON RD, NEW CASTLE, PA 16105-1038	N/A	Pennsylvania	Collections

Zamudio S Tree Svc	N/A	Legum & Wilk, P.L.C.,4004 Williamsburg Court,Fairfax, VA 22032	Virginia	Collections

EXHIBIT A(v)

Claims Related to Contracts and Leases

Unless otherwise released by the Plan, the Debtors expressly reserve the Causes of Action, based in whole or in part upon any and all contracts and leases to which any Debtor or Reorganized Debtor is a party or pursuant to which any Debtor or Reorganized Debtor has any rights whatsoever.  The claims and Causes of Actions reserved include, without limitation, Causes of Action against vendors, suppliers of goods or services, or any other parties:  (a) for overpayments, back charges, duplicate payments, improper holdbacks, deposits, warranties, guarantees, indemnities, recoupment, or setoff; (b) for wrongful or improper termination, suspension of services or supply of goods, or failure to meet other contractual or regulatory obligations; (c) for failure to fully perform or to condition performance on additional requirements under contracts with any one or more of the Debtors before the assumption or rejection, if applicable, of such contracts; (d) for payments, deposits, holdbacks, reserves, or other amounts owed by any creditor, utility, supplier, vendor, insurer, surety, factor, lender, bondholder, lessor, or other party; (e) for any liens, including mechanic’s, artisan’s, materialmen’s, possessory, or statutory liens held by any one or more of the Debtors; (f) counter-claims and defenses related to any contractual obligations; (g) any turnover actions arising under section 542 or 543 of the Bankruptcy Code; (h) for unfair competition, interference with contract or potential business advantage, breach of contract, infringement of intellectual property, or any business tort claims; and (i) any accumulated service credits, both those that may apply to future vendor invoices and those from which the Debtors may be entitled to receive a refund.  There is no schedule to this Exhibit A(v).

Exhibit A(vi)

Claims Related to Customer Obligations

Unless otherwise released by the Plan, the Debtors expressly reserve all Causes of Action against or related to all customers that owe or may in the future owe money to the Debtors or the Reorganized Debtors, whether for unpaid invoices; unreturned, missing, or damaged inventory; or any other matter whatsoever.  In order to protect the privacy of the Debtors’ customers, there is no schedule to this Exhibit A(vi).

EXHIBIT B

SECTION 1129(a)(5) DISCLOSURES

In accordance with section 4.13 of the Plan and section 1129(a)(5) of the Bankruptcy Code, this Exhibit B lists the identities and affiliations of the members of the boards of directors of the Reorganized Debtors and the officers of the Reorganized Debtors who will serve on the Effective Date and who have been identified as of the date hereof, together with the nature of the compensation to be paid to such individuals.

I.                                        List of Members and Nature of Compensation of the Reorganized Debtors’ Boards of Directors

A.                                    List of Members and Nature of Compensation of the Newdex Board of Directors

On the Effective Date, the Newdex Board will comprise ten members.  The members of the Newdex Board and their relevant experience are set forth below:

Name	Relevant Experience

Jonathan B. Bulkeley

Mr. Bulkeley has served on the Dex One board of directors since January 2010, and previously served as non-executive Chairman of the Board from September 2010 to August 2011. Mr. Bulkeley founded Blue Square Capital Management LLC, which operates the Blue Square Small Cap Value Fund, a hedge fund investing in global small and micro cap equities, in March 2009 and has served as its Chief Investment Officer since inception. A graduate of Yale University, Mr. Bulkeley most recently served as Chief Executive Officer of Scanbuy, Inc., a global leader in visual navigation for the wireless industry, from 2006 to August 2010. Mr. Bulkeley previously served as Chief Executive Officer of barnesandnoble.com, and Chairman and Chief Executive Officer of Lifeminders. Mr. Bulkeley currently serves as director for Spark Networks, UST Global Private Markets Fund, LLC, Bank of Americas Excelsior Buyout Fund of Funds, and Excelsior Lasalle Real Estate Fund. He previously served as a director for The Readers Digest Association, Edgar online, QXL, and Cross Media Marketing, as well as various private companies.

Thomas Gardner

Mr. Gardner has served on the SuperMedia board of directors since December 31, 2009. He also serves on the audit committee and as the chairman of the compensation committee. He is a trustee for Guideposts, and previously served as a trustee for Northern Westchester Hospital and Reader’s Digest Foundation. He served as Executive Vice President of Reader’s Digest Association, Inc. from

Name	Relevant Experience

2006 to 2007, and was President of Reader’s Digest International from 2003 to 2007. Prior to holding those positions, he held numerous other positions with Reader’s Digest Association, Inc. from 1992 to 2007, including President, North American Books and Home Entertainment; President, Global Marketing; Senior Vice President, Corporate Strategy and U.S. New Business Development; Vice President, Marketing, Reader’s Digest USA; and Director, Corporate Planning. From 1989 to 1992, Mr. Gardner was a management consultant for McKinsey & Co. Other experience includes time with General Foods Corporation in product management, desserts division, and with Yankelovich, Skelly and White, Inc., industrial and corporate communications division, in project management. Mr. Gardner has an M.B.A. from Stanford University and a B.A. in Political Science from Williams College.

Richard K. Kuersteiner

Mr. Kuersteiner has served on the Dex One board of directors since January 2010. Until his retirement on April 30, 2012, Mr. Kuersteiner served as Associate General Counsel for Franklin Templeton Investments. Since 1990, he served in various capacities at Franklin Resources, Inc., including Director of Restructuring, Managing Corporate Counsel, and Associate General Counsel, and had served as an officer of virtually all of the Franklin Templeton funds. Prior to joining Franklin Resources, Mr. Kuersteiner served as a Commander in the Navy Judge Advocate General’s Corp, an Assistant Florida Attorney General, a managing attorney in the Navy Office of the General Counsel, a NASA attorney, and a Special Assistant United States Attorney for the Northern and Southern Districts of California.  Mr. Kuersteiner currently serves as a director for Dynegy Inc. Mr. Kuersteiner earned his B.A. from Washington and Lee University and his J.D. from the University of Florida College of Law, and attended the Program of Instruction for Attorneys at Harvard Law School.

W. Kirk Liddell

Mr. Liddell has served on the Dex One board of directors since January 2010. Since 1984, he has served as President, Chief Executive Officer, and director of Irex Corporation. Prior to joining Irex Corporation, Mr. Liddell was an associate at Covington & Burling in Washington, D.C., where he practiced corporate law with a focus on bank regulation, securities, and antitrust law.  Mr. Liddell currently serves as a director for High Industries, Inc. and has previously served as a director for Specialty Products & Insulation Co., PCI Inc., CoreStates Hamilton Bank, and Penn Fuel Gas, Inc. Mr. Liddell graduated with high honors from Princeton University in 1971 with an A.B. in Economics and he received his J.D. and M.B.A.

2

Name	Relevant Experience

degrees in 1976 from the University of Chicago Law School and Graduate School of Business.

Peter McDonald

Mr. McDonald has been SuperMedia’s President and Chief Executive Officer and has served on the SuperMedia board of directors since December 2010. From October 4, 2010 until December 9, 2010, Mr. McDonald served as SuperMedia’s interim Chief Executive Officer. Prior to joining SuperMedia, Mr. McDonald held various positions at R.H. Donnelley Corporation (now known as Dex One Corporation), including as President and Chief Operating Officer from 2004 through 2008. From 2002 to 2008, Mr. McDonald served as Senior Vice President and President of Donnelley Media. Mr. McDonald served as a director of R.H. Donnelley between 2001 and 2002. Previously, Mr. McDonald served as President and Chief Executive Officer of SBC Directory Operations, a publisher of yellow pages directories, from 1999 to 2000. He was President and Chief Executive Officer of Ameritech Publishing’s yellow pages business from 1994 to 1999, when Ameritech was acquired by SBC. Prior to that, Mr. McDonald was President and Chief Executive Officer of DonTech and served in a variety of sales positions at R.H. Donnelley, after beginning his career at National Telephone Directory Corporation. He is also a past Vice Chairman of the Yellow Pages Association and the Chairman of the Local Search Association.

Mark A. McEachen

Mr. McEachen has served on the Dex One board of directors since January 2010. Mr. McEachen has served as Executive Vice President of Freedom Communications, Inc., a national information and entertainment company of print publications and interactive businesses, since February 2013. From April 2010 to February 2013, Mr. McEachen served as Freedom’s Executive Vice President, Chief Operating Officer and Chief Financial Officer. From May 2009 to April 2010, Mr. McEachen served as Freedom’s Senior Vice President and Chief Financial Officer. He previously served as Chief Financial Officer of Fabrik, Inc., a designer, manufacturer, and marketer of online services solutions, as well as interim Chief Executive Officer and Chief Operating and Financial Officer of BridgeCo Inc., a digital entertainment networking company. Mr. McEachen received a B.A. in Economics from the University of Western Ontario and an M.B.A. from the University of Windsor, in Ontario, Canada.

Thomas Rogers	Mr. Rogers has served on the SuperMedia board of directors since 2006 and as Vice Chairman of the Board since July 2010. He also serves as a member of the compensation committee and the

3

Name	Relevant Experience

nominating and corporate governance committee. Mr. Rogers currently serves as President and Chief Executive Officer of TiVo Inc., a provider of television-based interactive and entertainment services, a position he has held since July 2005. He also currently serves on the board of directors of TiVo Inc. Mr. Rogers previously served as Chairman of the Board of Teleglobe International Holdings, Ltd., a provider of international voice, data, Internet and mobile roaming services, from November 2004 to February 2006. He also has served as Chairman of TRget Media LLC, a media industry investment and operations advisory firm, since July 2003. Mr. Rogers served as the Senior Operating Executive for media and entertainment for Cerberus Capital Management, a large private equity firm, from 2004 to July 2005. From October 1999 to April 2003, he served as Chairman and Chief Executive Officer of Primedia, Inc., a print, video and online media company. From January 1987 until October 1999, Mr. Rogers held positions with National Broadcast Company, Inc., including President of NBC Cable and Executive Vice President.

Alan F. Schultz

Mr. Schultz has served on the Dex One board of directors since 2005 and currently serves as non-executive Chairman of the Board. Mr. Schultz also served as Dex One’s non-executive Chairman of the Board from June 2010 to September 2010. Mr. Schultz currently serves as non-executive Chairman of the Board of Valassis Communications, Inc., a leader within the marketing services and promotional media industries, following his retirement as President and Chief Executive Officer effective December 31, 2011. From 1998 through 2011, Mr. Schultz served as Chairman, President and Chief Executive Officer of Valassis. Prior to that, Mr. Schultz held numerous executive positions in sales, marketing, operations, and finance with Valassis. Under his leadership, the company received numerous awards for excellence in business ethics, quality, innovation, and employee-life practices. He has served on the Board of Directors of The Ad Council and The American Advertising Federation. A Certified Public Accountant, Mr. Schultz joined Valassis from Deloitte and Touche in 1984. Mr. Schultz is a graduate of the University of Michigan.

John Slater

Mr. Slater has served on the SuperMedia board of directors since January 21, 2010. He currently serves as a Senior Vice President at Paulson & Co. Inc. where he focuses on investments in the media, telecom and technology sectors. Mr. Slater joined Paulson in January 2009. From 2004 to 2008, he was a Vice President at Lehman Brothers and Barclays Capital in the global trading strategies group focusing on investments in the media and other sectors. Prior to

4

Name	Relevant Experience

working at Lehman, he was Senior Director, finance and strategy at NextSet Software Inc., a financial trading systems software vendor. He started his career as an associate consultant at Burlington Consultants, a strategy consultancy based in London. He holds an M.B.A. from INSEAD, an M.A. and B.A. from the University of Cambridge and he is a CFA Charterholder.

Doug Wheat

Mr. Wheat has served as Chairman of the SuperMedia board of directors since July 2010. From October 2010 to December 2010 he served as Executive Chairman. He currently serves as Chairman of AMN Healthcare Services, Inc., one of the leading temporary healthcare staffing companies in the world. Mr. Wheat previously served as a director of Playtex Products, Inc. from 1995 to 2007 (including serving as its Chairman from 2004 to 2006). Mr. Wheat has served as a member of the boards of directors of Dr. Pepper/Seven-Up Companies, Inc., Thermadyne Industries, Inc., Sybron International Corporation, Smarte Carte Corporation, Nebraska Book Corporation, and ALC Communications Corporation. Since 2008, he has served as Managing Partner of Southlake Equity Group (formerly Challenger Equity Group), a private investment firm. Prior to Southlake Equity Group, he served as President of Haas Wheat & Partners, a private investment firm specializing in strategic equity investments and leveraged buyouts of middle market companies from 1992 to 2006. Mr. Wheat also held various leadership and senior management positions at Grauer & Wheat and Donaldson Lufkin & Jenrette Securities Corporation earlier in his career.

Following the Effective Date, it is expected that a compensation committee of Newdex will be formed.  Director compensation will be determined by Newdex’s compensation committee but is expected to be similar to Dex One’s and SuperMedia’s historical director compensation, as set forth below.

5

Historical Compensation for the Dex One Board of Directors:

Type of Compensation	Amount of Compensation

Annual retainer	$125,000, payable $50,000 in cash and $75,000 in Dex One common stock

Additional retainer payable to the non-executive Chairman	$75,000, payable in cash

Additional retainer payable to the Chair of the Audit and Finance Committee	$25,000, payable in cash

Additional retainer payable to each of the Chairs of the Compensation and Benefits and Corporate Governance Committees	$15,000, payable in cash

Meeting fees for each Board and Board Committee meeting attended	$2,000, payable in cash

Reimbursement for reasonable costs and expenses associated with attendance at Board and Board Committee meetings and other Dex One business	Actual costs and expenses

Historical Compensation for the SuperMedia  Board of Directors:

Type of Compensation	Amount of Compensation

Annual retainer	$70,000, payable in cash

Chairman Fee	$109,500, payable in cash

Vice Chairman Fee	$10,000, payable in cash

Chairs of the Compensation and Audit Committee Fees	$20,000, payable in cash

Chair of the Nominating and Corporate Governance Committee Fee	$10,000, payable in cash

Meeting fees for each Board and Board Committee meeting not regularly scheduled	$2,000, payable in cash

Equity-based compensation	$70,000, payable in 5,000 shares of restricted stock and the balance paid in cash

Reimbursement for reasonable costs and expenses associated with attendance at Board and Board Committee meetings	Actual costs and expenses

6

II.                                   List of Members and Nature of Compensation of the Reorganized Debtor, SuperMedia Inc.’s Board of Directors

On the Effective Date, the terms of the current members of the SuperMedia Inc. board of directors shall terminate, and the following individuals are expected to serve as the initial directors of SuperMedia Inc.  It is expected that the directors of SuperMedia Inc. will be members of the SuperMedia management team and will receive compensation consistent with current practices.  The Reorganized Debtors reserve the right to select different or additional board members and set compensation according to policies to be adopted on or after the Effective Date.

Name	Relevant Experience

Samuel D. Jones

Mr. Jones has served as the Executive Vice President — Chief Financial Officer and Treasurer of SuperMedia Inc. since September 2008. Mr. Jones is responsible for SuperMedia’s financial operations and is also the primary liaison with the investment community, responsible for investor relations programs; strategic communications with the shareholders, both institutional and individual; and leading the mergers and acquisitions team in financially beneficial transactions. Prior to his current position, Mr. Jones served as acting Chief Financial Officer and Treasurer from November 2007 to September 2008. Mr. Jones also served as Executive Director—Financial Reporting and Analysis and Mergers and Acquisitions for Verizon Information Services (VIS) from 2002 to 2006. Prior to holding that position, Mr. Jones began his career as Manager—Cost Accounting for GTE Southwest. He advanced through positions of increasing responsibility, including Manager—Regulatory Accounting for GTE Central and Director—General Accounting and Financial Reporting for GTE Directories.

Peter J. McDonald	See Mr. McDonald’s biography in Section I above.

III.                              List of Members and Nature of Compensation of the Other Reorganized Debtors’ Boards of Directors

The following individuals are expected to be the initial members of the boards of directors for SuperMedia LLC, SuperMedia Services Inc. and SuperMedia Sales Inc.  It is expected that the directors of SuperMedia LLC, SuperMedia Services Inc. and SuperMedia Sales Inc. will receive compensation consistent with current practices.  The Reorganized Debtors reserve the right to select different or additional board members and set compensation according to policies to be adopted on or after the Effective Date.

7

Name	Relevant Experience

Gary C. Hruska

Mr. Hruska Gary Hruska is the Vice President Operations for SuperMedia. Having held this position since 2006, Mr. Hruska is responsible for Printing, Publishing and Digital fulfillment. Prior to this, 2003-2005, Mr. Hruska was Interim Vice President of Operations responsible for Billing, Printing, Publishing, Information Technology and Distribution. Mr. Hruska has held positions of Executive Director Publishing, 2002-2005, Executive Director IT Planning  & Resource Management, 2001-2002, and Executive Director Sales Operations, 2000-2001, for Verizon Information Services. While with GTE Directories, he was Vice President Sales Operations & Quality, 1999-2000, and held various positions in the publishing organization culminating in the position of Area Vice President Publishing, 1988-1999. Mr. Hruska began his career with GTE Directories in the finance organization holding various position of increasing responsibilities culminating with the position of Director of Accounting, 1976-1988.

Del Humenik

Mr. Humenik has served as the Executive Vice President Sales—East of SuperMedia Inc. since November 2010 with responsibility for ensuring that SuperMedia provides local businesses in the eastern United States with effective Yellow Pages, local search, and direct mail advertising tailored to their specific needs. He previously served as Senior Vice President—Sales & Marketing for Paychex Inc. from 2009 to 2010. Prior to his role at Paychex Inc., Mr. Humenik served as Senior Vice President and General Manager for R.H. Donnelly Corporation from 2004 to 2008. Prior to 2004, he was employed by SuperMedia’s predecessor companies for nearly 20 years, holding various sales management and executive positions.

Samuel D. Jones	See Mr. Jones’ biography in Section II above.

Peter J. McDonald	See Mr. McDonald’s biography in Section I above.

Cody Wilbanks

Mr. Wilbanks has been SuperMedia’s Corporate Secretary since August 2008 and Executive Vice President—General Counsel since September 2008. In addition, Mr. Wilbanks served as acting Executive Vice President—General Counsel from April 2008 through August 2008. Mr. Wilbanks has responsibility for SuperMedia’s legal, public policy, government relations, compliance and security functions. He also served as Vice President, Associate General Counsel—Commercial Transactions from 2006 to 2008. From 1987 through 2006, Mr. Wilbanks was employed by Verizon Communications Inc. and its predecessor GTE

8

Name	Relevant Experience

Incorporated, in the legal departments of various business units, including GTE Southwest Inc., GTE Telephone Operations World Headquarters, GTE Airfone Inc. and GTE Communications Corp. Mr. Wilbanks successfully served in a number of increasingly responsible positions across a broad range of legal disciplines, including Vice President—General Counsel of Airfone.

IV.                               List and Nature of Compensation of the Reorganized Debtors’ Officers

It is expected that on the Effective Date, certain of the Debtors’ existing officers will continue with the Reorganized Debtors and receive compensation consistent with current practices.  The Reorganized Debtors reserve the right to select different or additional officers and set compensation according to policies to be adopted on or after the Effective Date.  Disclosures regarding the officers of Dex Media Inc., the Reorganized Debtors’ parent after the Effective Date, and its other subsidiaries are available in the Dex Debtors’ Plan Supplement, which is available at the Dex Debtors’ restructuring website, www.epiq11.com/dexone.

All of the individuals listed below were officers or employees of the Debtors prior to the commencement of the chapter 11 cases and are expected to continue with the Reorganized Debtors after the Effective Date.  Officer compensation for the Debtors is comprised of base salary and other compensation.

The top five officers of the Debtors and their 2011 base salary and total compensation are set for the below:

Name	Position	Base Salary	Total Compensation

Peter J. McDonald	President and Chief Executive	$900,000	$1,834,788

Samuel D. Jones	Executive Vice President, Chief Financial Officer and Treasurer	$450,000	$1,387,117

Frank P. Gatto	Executive Vice President — Operations	$400,000	$904,785

Del Humenik	Executive Vice President — Sales	$450,000	$1,356,184

Cody Wilbanks	Executive Vice President, General Counsel and Secretary	$425,000	$971,134

9

EXHIBIT C

FORM OF NEWDEX CERTIFICATE OF INCORPORATION